Exhibit 10.3

EXECUTION VERSION

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), dated as of July 1, 2025, is entered into by and among (i) Marin Software Incorporated (the “Debtor”), (ii) YYYYY, LLC, as lender to the Debtor (the “Prepetition Lender” and the “DIP Lender”), and (iii) Kaxxa Holdings, Inc., as the plan sponsor (the “Plan Sponsor” and together with the Prepetition Lender and the DIP Lender, the “Supporting Parties”). The Debtor and the Supporting Parties are referred to herein as the “Parties” and individually as a “Party.” Notwithstanding anything herein to the contrary (but subject to the terms of Section 11 herein), this Agreement shall not be binding upon the Debtor until the Bankruptcy Court (as defined below) enters an order authorizing the Debtor’s entry into this Agreement.

RECITALS

WHEREAS, it is anticipated that, as of July 1, 2025, the Debtor will be a debtor and debtor in possession in a chapter 11 case pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) captioned In re Marin Software Incorporated (the “Chapter 11 Case”);

WHEREAS, as of the date hereof, the Prepetition Lender has a secured claim against the Debtor (the “Prepetition Lender Claim”) in the amount of approximately $300,000 pursuant to that certain Secured Promissory Note, dated June 6, 2025 (the “Secured Note”), between the Debtor and the Prepetition Lender, and including any premiums, expenses, indemnity, and reimbursement obligations accrued thereunder and all other fees and expenses (including fees and expenses of attorneys and advisors) as provided therein and subject to the terms thereof. The security grant contained in the Loan Agreement covers the Debtor’s intellectual property and related assets and proceeds and is perfected by a UCC-1 filing dated June 25, 2025;

WHEREAS, prior to the date hereof, the Parties engaged in good faith, arm’s length negotiations that have led to an agreement regarding the material terms of a restructuring of the Debtor that the Parties now desire to implement (the “Restructuring Transaction”) in accordance with and subject to the terms and conditions set forth in this Agreement, the Term Sheet and the DIP Order (each as defined below);

WHEREAS, the Restructuring Transaction will be implemented through the confirmation and consummation of the Plan (as defined below), which will provide for the reorganization of the Debtor in accordance with, and subject to, the terms and conditions contained in this Agreement, the Term Sheet and the DIP Order;

WHEREAS, this Agreement, the Term Sheet and DIP Order are the product of good faith, arm’s length negotiations among the Parties through their respective professionals; and

WHEREAS, the Parties desire to express to each other their mutual support and commitment in respect of the Restructuring Transaction on the terms and conditions contained in this Agreement, the Term Sheet and DIP Order.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.
Term Sheet and DIP Order.

The Term Sheet and DIP Order are expressly incorporated herein by reference and made part of this Agreement as if fully set forth herein. The Term Sheet and DIP Order set forth the material terms and conditions of the Restructuring Transaction. In the event of any inconsistency between the Term Sheet and DIP Order and this Agreement, the Term Sheet or the DIP Order, as applicable, shall govern. In the event of any inconsistency between the DIP Order and the Term Sheet, the DIP Order shall govern.

2.
Certain Definitions.

As used in this Agreement, the following terms have the meanings set forth below:

(a)
“Agreement” shall have the meaning ascribed to it in the preamble.
(b)
“Alternative Transaction” shall mean any reorganization, merger, consolidation, tender offer, exchange offer, business combination, joint venture, partnership, sale of a material portion of assets, financing (whether debt, including any debtor in possession financing other than the DIP Financing, or equity), recapitalization, workout, or restructuring of the Debtor (including, for the avoidance of doubt, a transaction premised on a chapter 11 plan or a sale of a material portion of assets under section 363 of the Bankruptcy Code), other than the Restructuring Transaction.
(c)
“Approved Budget” shall have the meaning ascribed to it in the DIP Order.
(d)
“Bankruptcy Code” means Title 11 of the United States Code, as in effect on the Petition Date, together with any amendments thereto subsequent to the Petition Date, to the extent that any such amendments are applicable to chapter 11 cases.
(e)
“Bankruptcy Court” shall have the meaning ascribed to it in the recitals.
(f)
“Bankruptcy Rules” means (i) the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended and promulgated under section 2075 of title 28 of the United States Code, (ii) the applicable Local Rules of Bankruptcy Practice and Procedure for the Bankruptcy Court and (iii) any general or chamber rules, or standing orders governing practice and procedure issued by the Bankruptcy Court, each as in effect on the Petition Date, and each of the foregoing together with all amendments and modifications thereto that are subsequently made and as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

(g)
“Chapter 11 Case” shall have the meaning ascribed to it in the recitals.
(h)
“Confirmation Order” shall have the meaning ascribed to it in the Term Sheet.
(i)
“Definitive Documents” shall have the meaning ascribed to it in the Term Sheet.
(j)
“DIP Financing” shall have the meaning ascribed to it in the DIP Order.
(k)
“DIP Lender” shall have the meaning ascribed to it in the preamble.
(l)
“DIP Note” means the Senior Secured Superpriority DIP Promissory Note, substantially in the form attached as Exhibit 1 to the DIP Order.
(m)
“DIP Order” means an order of the Bankruptcy Court authorizing the Debtor to obtain the DIP Financing from the DIP Lender. For the avoidance of doubt, the DIP Order may refer to an interim order or a final order, or both, as applicable, substantially in the form attached hereto as Exhibit 1.
(n)
“Disclosure Statement” means the disclosure statement in support of the Plan, which also may be part of a combined document with the Plan.
(o)
“Disclosure Statement Motion” means the motion to be filed by the Debtor in the Chapter 11 Case seeking entry of the Disclosure Statement Order, which motion (including any exhibits, appendices or related documents) shall be materially consistent with this Agreement and the Term Sheet and otherwise in form and substance reasonably acceptable to the Debtor and the Supporting Parties in their reasonable discretion.
(p)
“Disclosure Statement Order” means an order of the Bankruptcy Court approving the Disclosure Statement, which order (including any exhibits, appendices or related documents) shall be materially consistent with this Agreement and the Term Sheet and otherwise in form and substance reasonably acceptable to the Debtor and the Supporting Parties. The Disclosure Statement Order may be a conditional order.
(q)
“Effective Date” shall have the same meaning ascribed to it in the Term Sheet.
(r)
“Party” or “Parties” shall have the meaning ascribed to it in the preamble.
(s)
“Petition Date” shall mean July 1, 2025.
(t)
“Plan” shall have the meaning ascribed to it in the Term Sheet.
(u)
“Prepetition Lender Claim” shall have the meaning ascribed to it in the recitals.
(v)
“Restructuring Support Effective Date” means, as to each Party, the date upon which this Agreement becomes effective and binding on such Party in accordance with the provisions of Section 11 hereof.

(w)
“Restructuring Support Period” means the period commencing on the date of execution of this Agreement and ending on the earlier of (i) the Effective Date of the Plan and (ii) the date on which this Agreement is terminated according to its terms.
(x)
“Term Sheet” means the Term Sheet attached hereto as Exhibit 2, as it may be amended, modified, or supplemented).
(y)
“Restructuring Transaction” shall have the meaning ascribed to it in the Term Sheet.
(z)
“RSA Order” means an order of the Bankruptcy Court authorizing the Debtor to enter into this Agreement, the form of which was determined in consultation with the Prepetition Lender.
(aa)
“Supporting Parties” shall have the meaning ascribed to it in the preamble.

3. Agreements of the Supporting Parties.

(a)
Support of Restructuring Transaction. Upon the terms and subject to the conditions hereof and the terms and conditions set forth in the Term Sheet and DIP Order, each of the Supporting Parties agrees that, for the duration of the Restructuring Support Period, it shall:
(i)
comply with the terms of the Term Sheet and the DIP Order;
(ii)
support, and take all reasonable actions necessary to facilitate the implementation or consummation of, the Restructuring Transaction and the approval by the Bankruptcy Court of the Definitive Documents;

(iii)
except in connection with the Restructuring Transaction, not (A) directly or indirectly seek, solicit or vote its Prepetition Lender Claim for, support or encourage the termination or modification of the exclusive period for the filing of any plan of reorganization, proposal or offer of dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring of the Debtor, (B) take any other action, including but not limited to, initiating or joining in any legal proceedings or enforcing rights, that is inconsistent with the Term Sheet, the Plan, or the Definitive Documents, or is reasonably likely to prevent, interfere with, delay or impede the implementation or consummation of the Restructuring Transaction (including, but not limited to, the Bankruptcy Court’s approval of the Definitive Documents, the Plan, and confirmation of the Plan), or (C) encourage any person or entity to take any of the actions described in the preceding clauses (A) and (B) herein; provided, however, that nothing in this Agreement shall prohibit the Supporting Parties from appearing in or commencing any proceeding for the purpose of contesting whether any material fact is or results in a breach of, or is inconsistent with, this Agreement;

(iv)
as to the Prepetition Lender only, (A) be deemed to have voted to accept the Plan in connection with the Prepetition Lender Claim, and (B) not change, withdraw or revoke such vote (or cause or direct such vote to be changed, withdrawn or revoked); and
(v)
not consent to, or otherwise directly or indirectly support, solicit, assist,

encourage or participate in the formulation, pursuit or support of, any restructuring or reorganization of the Debtor (or any plan or proposal in respect of the same) other than the Restructuring Transaction.

(b)
Certain Conditions. The obligations of the Supporting Parties set forth in Section 3(a) above are subject to the following conditions:
(i)
this Agreement shall have become effective in accordance with the provisions of Section 11 hereof; and

(ii)
this Agreement shall not have been terminated in accordance with the terms of Section 6 hereof.
4.
[Reserved].
5.
Agreements of the Debtor.
(a)
Affirmative Covenants. The Debtor agrees that, commencing on the date hereof and continuing until the expiration of the Restructuring Support Period, unless (x) otherwise expressly permitted or required by this Agreement, the Term Sheet or the DIP Order, or (y) otherwise consented to in writing by the Supporting Parties, the Debtor shall, in accordance with the terms of the Term Sheet, do the following:
(i)
provide draft copies of all documents, motions, orders, procedures, agreements and other papers the Debtor intends to file with the Bankruptcy Court primarily related to the Restructuring Transaction to the Supporting Parties within two (2) business days (whenever feasible) prior to the date the Debtor intends to file any such document, motion, order, procedure, agreement or other paper and use commercially reasonable efforts to consult in advance in good faith with the Supporting Parties regarding the form and substance of any such proposed filing with the Bankruptcy Court;
(ii)
timely file a formal objection to any motion filed with the Bankruptcy Court by any party seeking the entry of an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting the Chapter 11 Case to case under chapter 7 of the Bankruptcy Code or (C) dismissing the Chapter 11 Case;
(iii)
timely file a formal objection to any motion filed with the Bankruptcy Court by any party seeking the entry of an order modifying or terminating the Debtor’s exclusive right to file and/or solicit acceptances of a plan of reorganization;
(iv)
provide to the Supporting Parties (a) reasonable access to the advisors of the Debtor with respect to the Restructuring Transaction, (b) reasonable information with respect to all material executory contracts and unexpired leases of the Debtor for the purposes of concluding which executory contracts and unexpired leases it wants assumed, and (c) full access to any other non-privileged information reasonably requested by the Supporting Parties;
(v)
to the extent permitted by the Bankruptcy Court and not otherwise paid in connection with the Chapter 11 Case (including pursuant to the DIP Order and the Approved

Budget), indefeasibly pay in full in cash, to the extent provided for in the Approved Budget and not previously paid, all reasonable and documented fees and expenses, of the Supporting Parties’ professionals (up to $250,000), pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise, which fees and expenses the Debtor acknowledge shall be entitled to treatment as administrative expense claims pursuant to sections 503(b) and 507(a)(2) of the Bankruptcy Code;
(vi)
use commercially reasonable efforts to take all actions that are (a) contemplated by the Term Sheet, (b) necessary to facilitate the implementation or consummation of the Restructuring Transaction, including facilitating introductions and reasonable communications with the Debtor’s existing and former customers for the purposes of retaining and/or recapturing such customers, and (c) necessary to obtain the approval by the Bankruptcy Court of this Agreement and the Definitive Documents; and
(vii)
use commercially reasonable efforts to obtain any and all governmental, regulatory, licensing or other approvals necessary to the implementation or consummation of the Restructuring Transaction or the approval by the Bankruptcy Court of the Definitive Documents.
(b)
Negative Covenants. The Debtor agrees that, commencing on the date hereof and continuing until the expiration of the Restructuring Support Period, unless (x) otherwise expressly permitted or required by this Agreement, the Plan, or the Term Sheet, or (y) otherwise consented to in writing by the Supporting Parties, the Debtor shall not do or permit to occur any of the following:
(i)
propose, support, assist, engage in negotiations in connection with or participate in the formulation of, any restructuring or reorganization of the Debtor (or any plan or proposal in respect of the same) other than the Restructuring Transaction;
(ii)
materially amend or modify the Plan, in whole or in part, in a manner that is not consistent in any material respect with this Agreement, the Term Sheet or the DIP Order;
(iii)
withdraw or revoke the Plan or publicly announce its intention not to pursue the Plan;
(iv)
take any action in connection with the Restructuring Transaction that is not consistent in any material respect with this Agreement, the Term Sheet or the DIP Order;
(v)
amend, withdraw, modify, file or agree to any Definitive Document (including any modifications or amendments thereof) that, in whole or in part, is not consistent in any material respect with this Agreement, the Term Sheet or the DIP Order;
(vi)
move for an order authorizing or directing the assumption or rejection of an executory contract or unexpired lease other than with the consent of the Supporting Parties;
(vii)
commence an avoidance action or other legal proceeding that challenges the validity, enforceability or priority of the Prepetition Lender Claim;

(viii)
issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its equity interests, including, without limitation, capital stock or limited liability company interests;
(ix)
split, combine or reclassify any outstanding shares of its capital stock or other equity interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its equity interests;
(x)
redeem, purchase or acquire or offer to acquire any of its equity interests, including, without limitation, capital stock or limited liability company interests;
(xi)
acquire or divest (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) (A) any corporation, partnership, limited liability company, joint venture or other business organization or division or (B) assets of the Debtor, other than in the ordinary course of business; or
(xii)
enter into any commitment or agreement with respect to exit financing other than the facilities contemplated under the Definitive Documents, the Term Sheet or the DIP Order.
(c)
Automatic Stay. The Debtor acknowledges and agrees and shall not dispute that the giving of notice of termination by any Party pursuant to this Agreement shall not be a violation of the automatic stay of section 362 of the Bankruptcy Code (and the Debtor hereby waives, to the greatest extent possible, the applicability of the automatic stay to the giving of such notice).
(d)
Certain Conditions. The obligations of the Debtor set forth in Sections 5(a) and (b) above are subject to the following conditions:
(i)
this Agreement shall have become effective in accordance with the provisions of Section 11 hereof; and
(ii)
this Agreement shall not have been terminated in accordance with the terms of Section 6 hereof.

6. Termination of Agreement.

a)
Debtor Termination Events. The Debtor may terminate this Agreement only upon the occurrence, and during the continuation of, any of the following events:

i)
a material breach of any agreements, covenants, representations, or warranties in this Agreement by any of the Supporting Parties;
ii)
pursuant to Section 23, the Debtor’s board of directors determines in good faith that continued performance under this Agreement would be inconsistent with the exercise of its fiduciary duties under applicable law;
iii)
the DIP Lender fails to provide, or terminates its commitment to provide, the DIP Financing following entry by the Bankruptcy Court of the DIP Order (subject to the terms thereof);

iv)
the Bankruptcy Court grants relief that is materially inconsistent with this Agreement or would reasonably be expected to materially frustrate the purpose of this Agreement;
v)
any Supporting Party files for approval of, or otherwise supports, any Alternative Transaction or other transaction that is inconsistent with the Plan or the Restructuring Transaction;
vi)
any of the orders approving the DIP Financing or the Plan are reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Debtor;
vii)
conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, appointment of a chapter 11 trustee, a responsible officer, or an examiner with enlarged powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the Debtor, or dismissal of the Chapter 11 Case; or
viii)
the Bankruptcy Court’s approval of any Alternative Transaction or other transaction that is inconsistent with the Plan or the Restructuring Transaction; provided the Debtor did not encourage, support, solicit or procure such Alternative Transaction other than pursuant to Section 23 of this Agreement.
b)
Supporting Party Termination Events. The Supporting Parties may

terminate this Agreement and their commitments to act as the Plan Sponsor and DIP Lender at any time after the occurrence, and during the continuation of, any of the following events:

i)
the Debtor’s material breach of any of its obligations under this Agreement;
ii)
the Debtor takes any action, or as to insiders, permits any action, that would result in an “ownership change” as such term is used in section 382 of title 26 of the United States Code (except for the Plan);
iii)
the Debtor fails to obtain entry of the DIP Order, on an interim basis no later than July 10, 2025, and on a final basis no later than July 25, 2025;
iv)
the Debtor fails to comply with, satisfy, or achieve any of the case milestones, attached as Exhibit B to the DIP Note;
v)
the occurrence of a Termination Date (as defined in the DIP Order);
vi)
the Debtor fails to provide the Supporting Parties and their respective agents with reasonable access to the Debtor’s books, records, and management through the Effective Date, excluding privileged materials;
vii)
the Debtor files any pleading to secure postpetition financing from any party other than DIP Lender, including financing that provides for superpriority claims or priming liens on any collateral of the DIP Lender or Prepetition

Lender (as applicable) without such party’s consent in writing in its sole and absolute discretion;
viii)
any of the Definitive Documents filed in the Chapter 11 Case contain terms and conditions materially inconsistent with this Agreement or the Restructuring Transaction;
ix)
conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code, appointment of a chapter 11 trustee, a responsible officer, or an examiner with enlarged powers (beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) relating to the operation of the Debtor, or dismissal of the Chapter 11 Case;
x)
the Bankruptcy Court grants relief that is materially inconsistent with this Agreement, or would reasonably be expected to materially frustrate the purpose of this Agreement;
xi)
the Debtor files for approval of, or otherwise supports, any Alternative Transaction or other transaction that is inconsistent with the Plan or the Restructuring Transaction;
xii)
any of the orders approving the DIP Financing, the Plan, or the Disclosure Statement are reversed, stayed, dismissed, vacated, reconsidered, modified, or amended without the consent of the Supporting Parties; or
xiii)
the Bankruptcy Court’s approval of an Alternative Transaction or other transaction that is inconsistent with the terms of the Restructuring Transaction; provided none of the Supporting Parties encouraged, supported, solicited or procured such Alternative Transaction.

(a) Effect of Termination. Upon termination of this Agreement in accordance with this Section 6, each of the Parties shall be immediately released from its obligations, commitments, undertakings and agreements under or related to this Agreement and the Term Sheet and shall have all the rights and remedies available to it under applicable law; provided, however, that in no event shall any termination relieve a Party hereto from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination; provided, further, nothing in this Agreement shall be deemed to limit or restrict any action by any Party to enforce any right, remedy, condition, consent, or approval requirement under any Definitive Document.

7.
Good Faith Cooperation; Further Assurances; Acknowledgment; No Solicitation.

During the Restructuring Support Period, the Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable and subject to the terms hereof) in respect of (a) all matters relating to their rights hereunder in respect of the Debtor or otherwise in connection with their relationship with the Debtor, (b) all matters concerning the implementation of the Term Sheet and the DIP Order, and (c) the pursuit and support of the Restructuring Transaction (including confirmation of the Plan). Furthermore, subject to the terms hereof, each of the Parties shall take such action as may be reasonably necessary to carry out the purposes and intent of this Agreement, including making and filing any required governmental, regulatory, or licensing filings, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement. This Agreement is not, and shall not be deemed, a solicitation for consents to the Plan. The acceptances of the Plan will not be solicited until the Disclosure Statement and related ballot(s), if any, have been approved by the Bankruptcy Court; provided that the Prepetition Lender agrees that it shall be deemed to have voted to accept the Plan in connection with its Prepetition Lender Claim.

8.
Definitive Documents.

During the Restructuring Support Period, the Debtor and the Supporting Parties hereby covenant and agree (i) to negotiate in good faith the Definitive Documents and (ii) to execute (to the extent such Party is a party thereto) and otherwise support the Definitive Documents. For the avoidance of doubt, during the Restructuring Support Period, each Party agrees to (a) act in good faith and use commercially reasonable efforts to support and complete successfully the implementation of the Term Sheet, the Definitive Documents and the Restructuring Transaction in accordance with the terms of this Agreement, (b) do all things reasonably necessary and appropriate in furtherance of consummating the Restructuring Transaction in accordance with, and within the time frames contemplated by, the Term Sheet, the DIP Order and this Agreement and (c) act in good faith and use commercially reasonable efforts to consummate the Restructuring Transaction as contemplated by the Term Sheet, the DIP Order and this Agreement.

9.
Representations and Warranties.

(a) Each Party, severally (and not jointly), represents and warrants to the other Parties that the following statements are true, correct and complete as of the date hereof:

(i)
such Party is validly existing and in good standing under the laws of the jurisdiction of incorporation of its organization, and, subject to entry of the RSA Order (in the case of the Debtor), has all requisite corporate, limited liability company, partnership or similar authority to (1) enter into this Agreement, (2) carry out the transactions contemplated under this Agreement, the Term Sheet and/or the DIP Order, as applicable, and (3) perform its obligations contemplated under this Agreement, the Term Sheet and/or the DIP Order, as applicable; and the execution and delivery of this Agreement and the performance of such Party’s obligations under this Agreement, the Term Sheet and/or the DIP Order, as applicable have been duly authorized by all necessary corporate, limited liability company, partnership or other similar action on its part;
(ii)
subject to entry of the RSA Order ( in the case of the Debtor), the execution, delivery and performance by such Party of this Agreement does not and will not (1) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, (2) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which it or any of its subsidiaries is a party or (3) violate any order, writ, injunction, decree, statute, rule or regulation;

(iii)
subject to entry of the RSA Order ( in the case of the Debtor), the execution, delivery and performance by such Party of this Agreement does not and will not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or governmental authority or regulatory body, except such filings as may be necessary and/or required for disclosure by the Securities and Exchange Commission and in connection with the Chapter 11 Case, the Plan and the Disclosure Statement;
(iv)
subject to entry of the RSA Order ( in the case of the Debtor), this Agreement is the legally valid and binding obligation of such Party, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or a ruling of the Bankruptcy Court;
(v)
each of the Supporting Parties represents and warrants that, as of the date hereof, it has the financial wherewithal, ability and/or any necessary commitments to consummate the Restructuring Transaction in accordance with the timeframes and deadlines set forth in the Term Sheet, the DIP Order and this Agreement, including, but not limited to, the timely fulfillment of its obligations; and
(vi)
the Debtor represents and warrants that, as of the date hereof, based on the facts and circumstances actually known by the Debtor, the Debtor’s entry into this Agreement is consistent with the fiduciary duties of the Debtor and any directors or officers of the Debtor under applicable.

10. Amendments and Waivers.

Except as provided hereunder, this Agreement, including any exhibits or schedules hereto, may not be modified, amended or supplemented except in a writing signed by each of the Parties.

11. Effectiveness.

This Agreement shall become effective and binding upon delivery of signature pages from each of the Parties; provided, however, the Agreement shall only become effective and binding upon the Debtor upon entry of the RSA Order.

12. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS WHICH WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ANY LEGAL ACTION, SUIT, DISPUTE OR PROCEEDING ARISING UNDER, OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATE OF DELAWARE OR IN THE BANKRUPTCY COURT (FOR SO LONG AS THE DEBTOR IS SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT) AND THE PARTIES HERETO IRREVOCABLY CONSENT TO THE JURISDICTION OF

SUCH COURTS AND WAIVE ANY OBJECTIONS AS TO VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.
Specific Performance.

It is understood and agreed by the Parties that money damages would not be a sufficient remedy for any breach of this Agreement by any Party and each non-breaching Party shall be entitled to specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy for any such breach, without the necessity of proving the inadequacy of money damages as a remedy, including an order of the Bankruptcy Court requiring any Party to comply promptly with any of its obligations hereunder.

14.
Survival.

Notwithstanding the termination of this Agreement pursuant to Section 6 hereof, the agreements and obligations of the Parties in this Section 14 and in Sections 10, 12, 16, 18, 21, 22 and 23 hereof shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

15.
Headings.

The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.

16.
Successors and Assigns; Severability; Several Obligations.

This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives; provided, however, that nothing contained in this Section 16 shall be deemed to permit sales, assignments or transfers of the Prepetition Lender Claim or other claims against or interests in the Debtor. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision shall continue in full force and effect so long as the economic or legal substance of the Restructuring Transaction contemplated hereby are not affected in any manner materially adverse to any Party. Upon any such determination of invalidity, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the Restructuring Transaction contemplated hereby are consummated as originally contemplated to the greatest extent possible.

17.
No Third-Party Beneficiaries.

Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, and no other person or entity shall be a third-party beneficiary hereof.

18.
Prior Negotiations; Entire Agreement.

This Agreement, including the exhibits and schedules hereto (including the Term Sheet and DIP Order), constitutes the entire agreement of the Parties, and supersedes all other prior negotiations, with respect to the subject matter hereof.

19.
Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement may be delivered by facsimile or otherwise, which shall be deemed to be an original for the purposes of this Section 19.

20.
Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by email, courier or by registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(1)
If to the Debtor, to:

Marin Software Incorporated

Attention: Robert Bertz

149 New Montgomery, 4th Floor

San Francisco, CA 94105

Email: bbertz@marinsoftware.com

With a copy to:

Pachulski Stang Ziehl & Jones LLP

Attention: Jason Rosell

One Sansome Street, Suite 3430

San Francisco, CA 94104

Email: jrosell@pszjlaw.com

(2)
If to the Supporting Parties, to:

Cozen O’Connor, P.C.

Attention: Trevor Hoffman

3 WTC, 175 Greenwich Street

New York, NY 10007

Email: thoffman@cozen.com

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by electronic mail shall be effective upon confirmation of transmission.

21.
Reservation of Rights; No Admission.

Except as expressly provided in this Agreement and in any amendment among the Parties, nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including without limitation, its claims against any of the other Parties (or their respective affiliates or subsidiaries) or its full participation in the Chapter 11 Case. Except as expressly provided in this Agreement and in any amendment among the Parties, if the Restructuring Transaction are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.

22.
Relationship Among Parties.

It is understood and agreed that, except as expressly provided in this Agreement, none of the Parties: (a) have any duty of trust or confidence of any kind or form with each other; (b) have or owe any other duties (fiduciary or otherwise (except for the Debtor’s fiduciary duties under applicable law)) whatsoever to each other; and (c) have commitments among or between them. No prior history, pattern or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement.

23.
Debtor Fiduciary Duties.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Debtor or any directors or officers of the Debtor (in such person’s capacity as a director or officer of the Debtor) to take any action, or to refrain from taking any action, to the extent required, in the opinion of counsel, to comply with its or their fiduciary obligations under applicable law; provided that (i) following the execution of this Agreement by the Parties, the Debtor and its advisors may not, directly or indirectly, solicit, initiate or knowingly encourage, or take any other action designed to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, an Alternative Transaction proposal; (ii) prior to the Debtor terminating the RSA to move forward with such Alternative Transaction, the Debtor shall provide the Supporting Parties with at least seventy-two (72) hours’ notice of the material terms and conditions of such Alternative Transaction, during which time the Supporting Parties shall have a right of first refusal to match such Alternative Transaction; and (iii) in the event the Supporting Parties do not exercise their right of first refusal, the Debtor otherwise seeks to invoke its fiduciary out or the Bankruptcy Court approves an Alternative Transaction, then the Plan Sponsor shall be entitled to payment of its Break-Up Fee (as defined in the Term Sheet) and the DIP Lender shall be entitled to immediate repayment of all amounts advanced and accrued under the DIP Financing.

24.
Representation by Counsel.

Each Party acknowledges that it has been represented by, or provided a reasonable period of time to obtain access to and advice by, counsel with this Agreement and the Restructuring Transaction contemplated herein. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

25.
Independent Analysis.

Each Party hereby confirms that it has made its own decision to execute this Agreement based upon its own independent assessment of documents and information available to it, as it deemed appropriate.

IN WITNESS WHEREOF, the Parties have executed this Restructuring Support

Agreement as of the 1st day of July, 2025.

MARIN SOFTWARE INCORPORATED

By: /s/ Robert Bertz____

Name: _Robert Bertz

Title: Chief Financial Officer

IN WITNESS WHEREOF, the Parties have executed this Restructuring Support

Agreement as of the 1st day of July, 2025.

KAXXA HOLDINGS, INC.

By: /s/ Andrew Price____

Name: Andrew Price

Title: Chief Financial Officer

IN WITNESS WHEREOF, the Parties have executed this Restructuring Support

Agreement as of the 1st day of July, 2025.

YYYYY, LLC

By: /s/ Andrew Price____

Name: Andrew Price

Title: Chief Financial Officer

EXHIBIT 1

DIP Order

IN THE UNITED STATE BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: MARIN SOFTWARE INCORPORATED, Debtor.[1]	Chapter 11 Case No. 25-_____ ( ) Related to Docket No. __

INTERIM ORDER PURSUANT TO 11 U.S.C. §§ 105, 361, 362, 363(c), 364(c)(1),

364(c)(2), 364(d)(1), 364(e) AND 507 (I) AUTHORIZING DEBTOR TO (A) OBTAIN POSTPETITION SECURED FINANCING FROM YYYYY, LLC; (B) UTILIZE

CASH COLLATERAL; AND (C) PAY CERTAIN RELATED FEES AND CHARGES;

(II) GRANTING ADEQUATE PROTECTION TO THE PREPETITION LENDER; (III) MODIFYING THE AUTOMATIC STAY; (IV) SCHEDULING A FINAL

HEARING; AND (V) GRANTING CERTAIN RELATED RELIEF

Upon the motion (the “Motion”)2 of Marin Software Incorporated, the above-captioned debtor and debtor in possession (the “Debtor”), pursuant to sections 105, 361, 362, 363(c),

364(c)(1), 364(c)(2), 364(d)(1), 364(e), and 507 of title 11 of the United States Code (the

“Bankruptcy Code”), Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure

(the “Bankruptcy Rules”), and Rule 4001-2 of the Local Rules of Bankruptcy Practice and

Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Rules”), for entry of this interim financing order (the “Interim DIP Order”), and among other things:

i.
authorizing the Debtor to obtain senior secured postpetition new money financing in an aggregate maximum principal amount of $1,200,000, including up to $500,000 on an interim basis (the “DIP Financing”), on a superpriority basis

1 The last four digits of the Debtor’s federal tax identification number are 7180. The Debtor’s address is 149 New Montgomery, 4th Floor, San Francisco, CA 94105.

2 Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Motion.

pursuant to the terms and conditions of that certain postpetition promissory note in substantially the form attached hereto as Exhibit 1 (the “DIP Note” and, together with any additional agreements, documents, instruments, and certificates executed, and any orders entered in connection therewith, or otherwise delivered in connection therewith, the “DIP Documents”) by the Debtor, as borrower, and YYYYY, LLC (“5Y”), in its capacity as postpetition lender (the “DIP Lender”);
ii.
authorizing the Debtor to execute and deliver the DIP Note and other DIP Documents and to perform such other and further acts as may be necessary or desirable in connection with the DIP Documents;
iii.
ordering that, subject to the Carve Out and except as expressly set forth herein, all obligations of the Debtor to the DIP Lender under the DIP Documents shall be:
A.
entitled to superpriority claim status under section 364(c)(1) of the Bankruptcy Code, with priority over all administrative expense claims and unsecured claims now existing or hereafter arising under the Bankruptcy Code; and
B.
secured, pursuant to section 364(c)(2) and 364(d)(1) of the Bankruptcy Code, by a first priority lien on all of the pre and postpetition property of the Debtor whether existing on the Petition Date or thereafter acquired;
iv.
authorizing the Debtor’s use of cash collateral, as defined in section 363(a) of the Bankruptcy Code, pursuant to the terms and conditions set forth in the Interim DIP Order and the DIP Note;
v.
granting adequate protection to 5Y, in its capacity as prepetition lender (the “Prepetition Lender”);
vi.
modifying the automatic stay imposed by section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of the DIP Orders (as defined below), as applicable;

vii.
subject to and effective only upon the entry of a postpetition financing order on a final basis (the “Final DIP Order”) granting such relief, (a) waiving any right of the Debtor to surcharge against the DIP Collateral or Prepetition Lender Collateral (each as defined below), including pursuant to section 506(c) of the Bankruptcy Code or otherwise, and (b) providing that the DIP Lender and the Prepetition Lender are not subject to the equitable doctrine of “marshaling,” or any other similar doctrine with respect to the DIP Collateral;
viii.
scheduling by the Court of an interim hearing (the “Interim Hearing”) to consider entry of this Interim DIP Order;
ix.
scheduling by the Court of a final hearing (the “Final Hearing”) to consider entry of the Final DIP Order (together with the Interim DIP Order, the “DIP Orders”), in form and substance acceptable to the DIP Lender, granting the relief requested in the Motion on a final basis and approving the form of notice with respect to the Final Hearing and the transactions contemplated by the Motion;
x.
approving of the Final DIP Order; and
xi.
granting related relief.

The Court having considered the Motion, the terms of the DIP Note and the other DIP

Documents, the Declaration of Robert Bertz in Support of the Debtor’s Chapter 11 Petition and First Day Relief, incorporated herein by reference, and the evidence submitted at the Interim Hearing held before this Court on July [ ], 2025 to consider entry of this Interim DIP Order; and in accordance with Bankruptcy Rules 2002, 4001, 6004, and 9014 and Local Rules 2002-1, 4001-2, and 9013-1; and it appearing that approval of the interim relief requested in the Motion is necessary to avoid immediate and irreparable harm to the Debtor pending the Final Hearing and is otherwise fair and reasonable and in the best interests of the Debtor, its creditors, its estate, and all other parties in interest; and essential for the continued operation of the Debtor’s businesses; and all objections, if any, to the entry of this Interim DIP Order having been withdrawn, resolved or overruled by the Court; and upon all of the proceedings had before this Court; after due deliberation and consideration, and for good and sufficient cause appearing therefor, IT IS HEREBY FOUND:

A.
Unless otherwise indicated herein, all capitalized terms used but not defined herein shall have the meanings given in the Motion.
B.
On [ ], 2025 (the “Petition Date”), the Debtor filed a voluntary petition for relief with this Court under Chapter 11 of the Bankruptcy Code commencing a Chapter 11 case in the United States Bankruptcy Court for the District of Delaware (the “Court”), Case No. 25-_____ ( ) (the “Chapter 11 Case”).
C.
The Debtor is continuing to operate its business and manage its properties as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.
D.
No official committee of unsecured creditors (“Committee”), as provided for under section 1102 of the Bankruptcy Code, has been appointed in this Chapter 11 Case.
E.
The Debtor provided notice of the Interim Hearing by facsimile, email, overnight courier and/or hand delivery, to: (a) the Office of the United States Trustee for the District of Delaware (the “U.S. Trustee”); (b) the entities listed on the list of creditors holding the 20 largest unsecured claims filed pursuant to Bankruptcy Rule 1007(d); (c) counsel to the DIP Lender and Prepetition Lender; (d) all other parties asserting a lien on or a security interest in the assets of the Debtor to the extent reasonably known to the Debtor; (e) the United States Attorney’s Office for the District of Delaware; (f) the Internal Revenue Service; (g) the office of the attorneys general for Delaware and California; (h) the state taxing authorities for Delaware and California; (i) the Securities and Exchange Commission; and (j) any other party entitled to notice pursuant to Bankruptcy Rule 2002 and Local Rule 2002-1 (collectively, the “Notice Parties”). Under the circumstances and given the nature of the relief sought in the Motion, such notice complies with section 102(1) of the Bankruptcy Code, Bankruptcy Rules 2002 and 4001(b) and (c) and Local Rules 2002-1 and 4001-2.
F.
This Court has jurisdiction over this Chapter 11 Case and the Motion pursuant to 28 U.S.C. §§ 157(b) and 1334. Consideration of the Motion constitutes a core proceeding as defined in 28 U.S.C. § 157(b)(2). Venue for this Chapter 11 Case and this Motion is proper under 28 U.S.C. §§ 1408 and 1409.
G.
The Debtor requires access to postpetition financing in an amount necessary to fund (i) the Debtor’s operations, (ii) the administrative costs of the Chapter 11 Case, and (iii) the pursuit of confirmation of the plan of reorganization (the “Plan”) sponsored by Kaxxa Holdings, Inc. (the “Plan Sponsor”), an affiliate of the DIP Lender and the Prepetition Lender.
H.
In light of the Debtor’s circumstances, the Debtor is unable to obtain (i) adequate unsecured credit allowable either (a) under sections 364(b) and 503(b)(1) of the Bankruptcy Code or (b) under section 364(c)(1) of the Bankruptcy Code, (ii) adequate credit secured by (x) a senior lien on unencumbered assets of its estate under section 364(c)(2) of the Bankruptcy Code or (y) a junior lien on encumbered assets under section 364(c)(3) of the Bankruptcy Code, or (iii) secured credit under section 364(d)(1) of the Bankruptcy Code from sources other than the DIP Lender on terms more favorable than the terms of the DIP Financing. The only viable source of secured credit available to the Debtor, other than the use of Cash Collateral (as defined below), is the DIP Financing. The Debtor requires both additional financing under the DIP Financing and the continued use of Cash Collateral under the terms of this Interim DIP Order to satisfy its postpetition liquidity needs.

I.
The Debtor has requested immediate entry of this Interim DIP Order pursuant to Bankruptcy Rules 4001(b)(2) and (c)(2). Good and sufficient cause has been shown for entry of this Interim DIP Order. An immediate need exists for the Debtor to obtain funds and liquidity in order to continue operations, to satisfy in full the costs and expenses of administering the Chapter 11 Case, to preserve the value of its business and estate, and to consummate the transaction contemplated by the Plan. The ability of the Debtor to finance its operations, to preserve and maintain the value of the Debtor’s assets, and to maximize the return for all creditors and equity holders as proposed pursuant to the restructuring transaction (the

“Restructuring Transaction”) contemplated by the Plan, requires the immediate availability of the DIP Financing and the use of the Cash Collateral. In the absence of the immediate availability of such funds and liquidity in accordance with the terms hereof, the operation of the Debtor’s business and the pursuit of the transaction embodied in the Plan would not be possible and serious and irreparable harm to the Debtor, its estate and its stakeholders would occur. Thus, the ability of the Debtor to preserve and maintain the value of its assets and maximize the return for creditors and equity holders requires the availability of working capital from the DIP Financing and the use of Cash Collateral. Accordingly, sufficient cause exists for the entry of this Interim

DIP Order.

J.
Debtor’s Stipulations. Subject to the limitations contained in Paragraph 199 below, the Debtor admits, stipulates and agrees as follows, for itself and its estate:
(i)
Loan Agreement. As of the Petition Date, the Debtor was truly and justly indebted, without defense, counterclaim or offset of any kind, subject to the terms of the Loan Agreement (as defined below), to the Prepetition Lender in the aggregate principal amount of $300,000, plus interest, fees and costs, pursuant to that certain Secured Promissory Note, dated June 6, 2025 (the “Loan

Agreement”), between the Debtor and the Prepetition Lender, and including any premiums, expenses, indemnity, and reimbursement obligations accrued thereunder and all other fees and expenses (including fees and expenses of attorneys and advisors) as provided in the therein (collectively, the “Prepetition Lender Obligations”). The security grant contained in the Loan Agreement is perfected by a UCC-1 filing dated June 25, 2025.

(ii)
Prepetition Lender Obligations. The Prepetition Lender Obligations in the full amount outstanding on the Petition Date constitute the legal, valid, binding and non-avoidable obligations of the Debtor to the Prepetition Lender.
(iii)
Prepetition Liens. The liens and security interests granted by the Debtor to the

Prepetition Lender (the “Prepetition Liens”) are, subject to the terms of the Loan Agreement: (a) valid, binding, perfected, enforceable liens on and security interests in the personal property of the Debtor constituting “IP Assets” under, and as defined in, the Loan Agreement (the “Prepetition Lender Collateral”); and

(b) not subject to objection, defense, contest, avoidance, reduction, or disallowance (whether equitable, contractual or otherwise) of any kind pursuant to the Bankruptcy Code or applicable non-bankruptcy law by any person or entity. The Prepetition Liens securing the Prepetition Lender Obligations are subject and subordinate only to: (x) after giving effect to this Interim DIP Order, the Carve Out and the Priming DIP Liens (as defined below); and (y) other valid and unavoidable liens perfected prior to the Petition Date (or perfected after the Petition Date to the extent permitted by section 546(b) of the Bankruptcy Code) to the extent such permitted liens are senior to the Prepetition Liens (the

“Permitted Liens”).

(iv) Cash Collateral. All proceeds of the Prepetition Lender Collateral (including cash on deposit at depository institutions as of the Petition Date, whether subject to control agreements or otherwise, in each case that constitutes Prepetition Lender Collateral) are “cash collateral” of the Prepetition Lender within the meaning of section 363(a) of the Bankruptcy Code (“Cash Collateral”), and subject to the terms of this Interim DIP Order (including subject to the Priming DIP Liens). (v) Releases. Subject to the Challenge Period and the terms of this Interim DIP Order, the DIP Documents, and the Loan Agreement, the Debtor hereby forever, unconditionally, and irrevocably releases, discharges, and acquits 5Y, in its capacity as DIP Lender and Prepetition Lender, and its successors, assigns, affiliates, subsidiaries, parents, officers, shareholders, directors, employees, attorneys, and agents, past, present, and future, and their respective heirs, predecessors, successors, and assigns (collectively, the “Releasees”) of and from any and all claims, controversies, disputes, liabilities, obligations, demands, damages, expenses (including, without limitation, reasonable attorneys’ and financial advisors’ fees), debts, liens, actions, and causes of action of any and every nature whatsoever, whether arising in law or otherwise, and whether or not known or matured, arising out of or relating to, as applicable, the DIP Financing, the DIP Documents, the Loan Agreement and/or the transactions contemplated hereunder or thereunder including, without limitation, (A) any so-called “lender liability” or equitable subordination claims or defenses, (B) any and all claims and causes of action arising under the Bankruptcy Code, and (C) any and all claims and causes of action with respect to the extent, validity, priority, perfection, or avoidability of the Prepetition Liens and the Prepetition Lender

Obligations. Subject to the same caveats as the preceding sentence, the Debtor further waives and releases any defense, right of counterclaim, right of setoff, or deduction to the payment of the Prepetition Lender Obligations that the Debtor now has or may claim to have against the Releasees, arising out of, connected with, or relating to any and all acts, omissions, or events occurring prior to the Court entering this Interim DIP Order.

K.
The DIP Lender will commit to providing DIP Financing in an amount necessary to fund the Debtor’s operations and the administrative costs of the Chapter 11 Case subject to and as set forth in the Approved Budget (as defined below), in an amount not exceeding $1,200,000 (the “Maximum Commitment”), including up to $500,000 on an interim basis, upon the terms and conditions set forth herein. Accordingly, after considering all of its practical alternatives, the Debtor has concluded, in an exercise of its sound business judgment, that the financing to be provided by the DIP Lender pursuant to the terms of this Interim DIP Order and the DIP Documents represents the best financing currently available to the Debtor.
L.
The consent of the Prepetition Lender to the priming of the Prepetition Liens by the Priming DIP Liens and use of the Prepetition Lender Collateral, including Cash Collateral, by the Debtor is limited to this Interim DIP Order and the DIP Financing presently before the

Court, with 5Y as DIP Lender, and shall not extend to any other postpetition financing or to any modified version of this DIP Financing with any party other than 5Y as DIP Lender. The

Prepetition Lender agrees that the Adequate Protection (as defined below) granted to the Prepetition Lender in this Interim DIP Order is reasonable and calculated to protect the interests of the Prepetition Lender.

M.
The security interests and liens granted to the DIP Lender pursuant to this Interim

DIP Order are appropriate under sections 364(c)(1), 364(c)(2) and 364(d) of the Bankruptcy Code because, among other things: (i) such security interests and liens do not impair the interests of any holder of a valid, perfected, prepetition security interest or lien in the property of the Debtor’s estate, or (ii) the holder of any such valid, perfected, prepetition security interests and liens, including, for the avoidance of doubt, the Prepetition Lender, has consented to the security interests and priming liens granted pursuant to this Interim DIP Order to the DIP Lender.

N.
The Prepetition Lender is entitled to receive Adequate Protection as set forth below pursuant to sections 361, 362, 363 and 364 of the Bankruptcy Code for any diminution in the value of its interests in the Prepetition Lender Collateral, including Cash Collateral, resulting from the priming of its liens by the Priming DIP Liens, the automatic stay and the Debtor’s use, sale or lease of the Prepetition Lender Collateral, including Cash Collateral, during the Chapter 11 Case.
O.
Based on the record presented to this Court by the Debtor, the DIP Financing and use of Cash Collateral have been negotiated in good faith and at arm’s length between the Debtor, the Prepetition Lender and the DIP Lender, and any credit extended and loans made to the Debtor by the DIP Lender pursuant to the Interim DIP Order and the DIP Documents (the

“DIP Obligations”) shall be deemed to have been extended, issued or made, as the case may be, in good faith within the meaning of section 364(e) of the Bankruptcy Code, and the DIP Lender and Prepetition Lender shall have all of the protections thereunder. Additionally, all reasonable out-of-pocket legal, accounting, and professional fees and expenses incurred by 5Y and Plan

Sponsor related to the DIP Financing and the Restructuring Transaction (the “DIP Lender / Plan Sponsor Fees”) shall constitute DIP Obligations and shall be secured by the DIP Collateral and afforded all of the priorities and protections afforded to the DIP Obligations under this Order; provided that the DIP Lender / Plan Sponsor Fees payable hereunder shall be capped at $250,000 in the aggregate. The DIP Lender’s and Plan Sponsor’s professionals shall serve summary invoices requesting payment of the DIP Lender / Plan Sponsor Fees to the U.S. Trustee, the Debtor and any Statutory Committee (as defined below) appointed in the Chapter 11 Case.

Absent objection by any of the U.S. Trustee, the Debtor or any Statutory Committee appointed in the Chapter 11 Case within ten (10) days from receipt of an invoice, the Debtor shall pay such invoice. If the U.S. Trustee, the Debtor or any Statutory Committee appointed in the Chapter 11 Case objects to the reasonableness of any DIP Lender / Plan Sponsor Fees, such objecting party must provide the DIP Lender and/or Plan Sponsor, as applicable, written notice of such objection within ten (10) days of receipt of the summary invoice. Any objection that cannot be resolved between the parties shall be scheduled by the Debtor to be resolved by this Court. All undisputed DIP Lender / Plan Sponsor Fees shall be timely paid.

P.
Based on the record before this Court, it appears that the terms of this Interim DIP Order, including, without limitation, the terms of the DIP Financing are fair and reasonable under the circumstances, reflect the Debtor’s exercise of prudent business judgment consistent with its fiduciary duties, and are supported by reasonably equivalent value and fair consideration.
Q.
The Debtor has requested entry of this Interim DIP Order. The permission granted herein to use Cash Collateral and obtain funds under the DIP Financing is necessary to avoid immediate and irreparable harm to the estate. This Court concludes that entry of this Interim DIP Order is in the best interests of the Debtor and its estate as its implementation will, among other things, enhance the prospects for a successful completion of the Chapter 11 Case.
R.
Based upon the foregoing findings and conclusions, and upon the record made before this Court at the Hearing, and good and sufficient cause appearing therefor, IT IS

HEREBY ORDERED, DETERMINED AND DECREED THAT:3

1.
Motion Granted. The Motion is granted on the terms and conditions set forth in this Interim DIP Order, with the foregoing findings incorporated herein by reference. Any

3 Pursuant to Bankruptcy Rule 7052, findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact.

objections to the Motion that have not previously been withdrawn or resolved are hereby overruled. This Interim DIP Order shall be valid and binding on all parties in interest and fully effective immediately upon entry.
2.
Authorizations. The Debtor is hereby authorized to execute and enter into the DIP Documents. The DIP Note, the other DIP Documents, and this Interim DIP Order shall govern the financial and credit accommodations to be provided to the Debtor by the DIP Lender as described herein; provided that in the event of a conflict between the Interim DIP Order and the other DIP Documents, the Interim DIP Order shall control. The Debtor is hereby authorized to borrow money pursuant to the DIP Note on an interim basis up to $500,000 in new money advances.
3.
The DIP Financing may be used in accordance with the terms of this Interim DIP Order and the DIP Note (and subject to the Approved Budget) to fund the day-to-day working capital and other ordinary course needs of the Debtor’s operations and the chapter 11 administrative expenses incurred during the pendency of the Chapter 11 Case and to allow the Debtor, if subsequently approved by the Court, to effectuate the Restructuring Transaction via the Plan.

4.
In furtherance of the foregoing and without further approval of this Court, the Debtor is authorized to perform all acts, and to make, execute, and deliver all instruments and documents (including, without limitation, the execution or recordation of security agreements, mortgages and financing statements) that may be reasonably required to ensure the performance of the Debtor’s obligations under the DIP Financing, including, without limitation:
(i)
the execution, delivery and performance of the DIP Documents, including, without limitation, the DIP Note, any security and pledge agreements, and any mortgages contemplated thereby;
(ii)
the execution, delivery and performance of one or more amendments, waivers, consents or other modifications to and under the DIP Documents, in each case in such form as the Debtor and the DIP Lender may agree;

provided, that (A) written notice of any material modification or amendment to the DIP Documents shall be filed on the docket of the Chapter 11 Case and shall be served upon the Notice Parties, each of whom shall have five (5) days from the date of service of such notice within which to object in writing to such modification or amendment. If any Notice Party (or any other party in interest with requisite standing) timely objects to any such material modification or amendment to the DIP Documents, such modification or amendment shall only be effective pursuant to an order of this Court and (B) written notice of any other modification or amendment to the DIP Documents shall also be filed on the docket of the Chapter 11 Case; and
(iii)
the performance of all other acts required under or in connection with the DIP Documents.
5.
Upon execution and delivery of the DIP Note and the other DIP Documents, such DIP Documents shall constitute valid, binding, and non-avoidable obligations of the Debtor enforceable against the Debtor in accordance with their respective terms and the terms of this

Interim DIP Order for all purposes during the Chapter 11 Case, any subsequently converted case of the Debtor under chapter 7 of the Bankruptcy Code, or after the dismissal of any such case.

No obligation, payment, transfer, or grant of security under the DIP Note, the other DIP Documents, or this Interim DIP Order shall be stayed, restrained, voidable, avoidable, or recoverable under the Bankruptcy Code or under any applicable law (including without limitation, under sections 502(d), 548, or 549 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act, or similar statute or common law), or subject to any defense, reduction, setoff, recoupment or counterclaim.

6.
Borrowing; Use of Cash Collateral. Subject to the budget attached as Exhibit A to the DIP Note, in an amount not to exceed the Maximum Commitment (as modified from time to time with the written consent of the DIP Lender in its sole discretion, but without need for further Court order, the “Approved Budget”) and solely in compliance therewith and subject further to the terms and conditions of this Interim DIP Order and the DIP Documents, (a) the DIP Lender will provide the DIP Financing in accordance with the terms of the DIP Documents, and (b) the Debtor is authorized to use Cash Collateral in accordance with the terms of this

Interim DIP Order. Notwithstanding the foregoing, the Approved Budget shall be mutually agreed upon by the Debtor and the DIP Lender, as may be modified from time to time by the Debtor with the consent of the DIP Lender in its sole discretion, but without need for further Court order.
7.
Interest, Fees, Costs and Expenses. The DIP Obligations shall bear interest at an interest rate of ten percent (10%) per annum, payable quarterly in arrears on a payment-in-kind (PIK) basis, as set forth in the DIP Note. After an Event of Default (as described below), interest shall accrue at an interest rate of twelve percent (13%) per annum payable monthly as provided in the DIP Note.
8.
Event of Default. The Debtor and DIP Lender agree that each of the following events, unless waived by the DIP Lender in writing, shall constitute an “Event of Default”:
(i)
the Debtor (A) fails to pay any payment (whether principal, interest, or otherwise) when such amount becomes due and payable under the DIP Note or (B) defaults in the due performance or observance of any other term, covenant, or agreement contained in the DIP Note (and, if such default is capable of being remedied, it has not been remedied within the cure period set forth in the DIP Note or, if no such cure period is provided, it has not been remedied to the reasonable satisfaction of the DIP Lender five (5) business days following written notice to the Debtor of the occurrence of such event of default);
(ii)
any representation, warranty, or statement made by the Debtor herein or in the DIP Note or in any certificate delivered in connection with the DIP Note proves to be untrue in any material respect on the date on which made or deemed made;
(iii)
the security interest granted to the DIP Lender ceases to be in full force and effect, or ceases to create a perfected security interest in, and lien on, the DIP Collateral (as defined below) purported to be created thereby;
(iv)
the DIP Note is or becomes invalid, ineffective, or unenforceable against the Debtor, in whole or in part, or the Debtor so asserts or at any time denies the liability or the DIP Obligations under the DIP Note;
(v)
the Court enters an order dismissing the Chapter 11 Case or converting it to a case under Chapter 7 or any other chapter of the Bankruptcy Code, or appointing a trustee or other responsible officer or an examiner with enlarged powers relating to the operation of the Debtor’s business (beyond those set forth in sections 1106(a)(3) or (4) of the Bankruptcy Code) under section 1104 of the Bankruptcy Code, in each case, without the consent of the DIP Lender in its sole discretion;
(vi)
the Court enters an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code authorizing an action by a lienholder (other than the DIP Lender) with respect to assets of the Debtor on which the lienholder has a lien with an aggregate value in excess of $50,000;
(vii)
the Debtor seeks to, advocates, or otherwise supports any other person’s motion to disallow, in whole or in part, the DIP Obligations or to challenge the validity, priority, or enforceability of the Priming DIP Liens and superpriority claims hereunder (for avoidance of doubt, complying with document requests shall not constitute a breach of the foregoing);
(viii)
a debtor in possession financing order is entered in form and substance that is not acceptable to the DIP Lender in its reasonable discretion or from and after the date of entry thereof, the Interim DIP Order or the Final DIP Order, as applicable, ceases to be in full force and effect or is vacated, stayed, reversed, modified, or amended (or the Debtor takes any step to accomplish any of the foregoing) without the consent of the DIP Lender in its sole discretion;
(ix)
any of the orders approving the Plan or the disclosure statement to the Plan (the “Disclosure Statement”) are vacated, stayed, reversed, modified, or amended without the consent of 5Y;
(x)
the Debtor makes any payments on any indebtedness that arose before the Petition Date other than as provided in the Approved Budget or otherwise consented to by the DIP Lender in its sole discretion;
(xi)
the Debtor takes any action, or as to insiders, permits any action, that would result in an “ownership change” as such term is used in section 382 of title 26 of the United States Code (except for the Plan);
(xii)
the Interim DIP Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of the DIP Lender in its sole discretion;
(xiii)
the Debtor fails to provide 5Y and its agents with reasonable access to the Debtor’s books, records, and management through the Effective Date of the Plan;
(xiv)
the Debtor breaches or fails to comply with the terms of the DIP Orders or the Plan, in any material respect;
(xv)
any of the Chapter 11 Milestones (as defined, and set forth, on Exhibit B to the DIP Note) are not satisfied;
(xvi)
one or more judgments or decrees is entered against the Debtor or its estate involving in the aggregate a postpetition liability (not paid or fully covered by insurance or otherwise considered permitted indebtedness) of $50,000 or more, and all such judgments or decrees are not vacated, discharged, stayed or bonded pending appeal;
(xvii)
the DIP Note or any other DIP Document ceases, for any reason, to be in full force and effect or the Debtor shall so assert in writing, or the Priming DIP Liens cease to be effective and perfected with respect to any material item of DIP Collateral (as defined below) described therein with the priority purported to be created by the DIP Documents;
(xviii)
the Debtor fails to provide all information, approvals, documents or other instruments as the DIP Lender may reasonably request, and as are customary for postpetition lenders or plan sponsors to request;
(xix)
the Debtor announces its intention to proceed with any reorganization, merger, consolidation, tender offer, exchange offer, business combination, joint venture, partnership, sale of a material portion of assets, financing (whether debt, including any debtor in possession financing other than the DIP Financing, or equity), recapitalization, workout, or restructuring of the Debtor (including, for the avoidance of doubt, a transaction premised on a chapter 11 plan or a sale of a material portion of assets under section 363 of the Bankruptcy Code), other than the Restructuring Transaction (an “Alternative Transaction”);
(xx)
the Court approves an Alternative Transaction;
(xxi)
the Debtor files an application or motion for the approval of postpetition financing from any party other than the DIP Lender, including financing that provides for superpriority claims or priming liens on any of the DIP Lender’s collateral without the written consent of the DIP Lender in its sole discretion;
(xxii)
the Court enters an order terminating the right of the Debtor to use the DIP Financing;
(xxiii)
the Debtor exceeds the disbursements contemplated in the Approved Budget; provided, however, that for each period of two (2) weeks (or, if shorter, since the Petition Date), for the period from the Petition Date, in each case measured on a cumulative basis, adverse variances for any disbursement line item under the Approved Budget of up to 10% of the amount of disbursements in the Approved Budget are permitted (each, a “Permitted Variance”) (provided that adverse variances shall be offset by positive variances in subsequent weeks to ensure that the Debtor’s cash needs under the Approved Budget remain “on-balance” within any given four week period; provided further that in no event shall the DIP Lender be required to fund amounts exceeding the Maximum Commitment), and unused amounts set forth in the Approved Budget for any disbursement line item may be carried forward and used to fund such line item in any subsequent week; or
(xxiv)
Any claim or lien having a priority superior to or pari passu with those granted by the DIP Orders to the DIP Lender is granted or allowed prior to the occurrence of (a) the payment in full in cash of immediately available funds of all of the DIP Obligations, (b) the termination or expiration of all commitments to extend credit to the Debtor under the DIP Documents, and (c) the cash collateralization in respect of any asserted claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which the DIP Lender may be entitled to indemnification by the Debtor (“Paid in Full”); or

(xxv)
The Debtor, without the DIP Lender’s prior written consent (which shall be given or refused in the DIP Lender’s sole discretion) seek to modify, vacate or amend the DIP Orders or any DIP Documents.

9. Upon the occurrence of an Event of Default and after five (5) business days’ written notice by the DIP Lender to the Debtor, the U.S. Trustee, and any Statutory Committee (the “Default Notice Period”), and an opportunity to seek an expedited hearing before the Court, the automatic stay shall terminate, and the DIP Lender shall be permitted to exercise any remedies permitted by law, including any of the following actions, without application or motion to, or further orders from, the Court or any other court, and without interference from the Debtor or any other party in interest, unless the Court orders during the Default Notice Period that an Event of Default has not occurred:

(i)
declare all or any portion of the outstanding DIP Obligations due and payable, whereupon the same shall become forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Debtor;
(ii)
subject to payment of the Carve Out, set off any amounts held as Cash Collateral (including, without limitation, in any Cash Collateral account held for the benefit of the DIP Lender);
(iii)
subject to payment of the Carve Out, enforce all liens and security interests in the DIP Collateral;
(iv)
subject to payment of the Carve Out, institute proceedings to enforce payment of such DIP Obligations;
(v)
terminate the obligation of the DIP Lender to make Loans; and
(vi)
subject to payment of the Carve Out, exercise any other remedies and take any other actions available to it at law, in equity, under the DIP Note, the Bankruptcy Code, other applicable law or pursuant to this Interim DIP Order, including, without limitation, exercising any and all rights and remedies with respect to the DIP Collateral or any portion thereof;

provided, however, that the DIP Lender shall continue to fund the Debtor’s operations, in an amount not to exceed the Maximum Commitment, pursuant to the Approved Budget, through the

Default Notice Period.

10. Termination of the DIP Financing and Use of Cash Collateral. Except with respect to the payment of the Carve Out, the DIP Lender’s agreement to provide the DIP

Financing in accordance with the DIP Documents and the Debtor’s authorization to use Cash Collateral shall immediately and automatically terminate (except as the DIP Lender may otherwise agree in writing in its reasonable discretion), upon the earliest to occur of any of the following (each, a “Termination Date”):

(i)
September 30, 2025;
(ii)
the date of final indefeasible payment and satisfaction in full in cash of the DIP Obligations;
(iii)
the entry of an order by the Court granting a motion by the Debtor to obtain additional financing from a party other than DIP Lender under section 363 or 364 of the Bankruptcy Code unless the proceeds from such financing are used to immediately repay in cash the DIP Obligations or unless such financing is subordinate to the DIP Obligations and Prepetition Lender Obligations and consented to in writing by the DIP

Lender (which consent may be withheld in its reasonable discretion);

(iv)
the dismissal of the Chapter 11 Case or the conversion of the Chapter 11

Case to a case under chapter 7 of the Bankruptcy Code;

(v)
any DIP Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of the DIP

Lender (which consent may be withheld in its reasonable discretion);

(vi)
the Effective Date (as defined in the Plan); or
(vii)
upon five (5) business days’ written notice of any Event of Default that is not timely cured.

Notwithstanding anything to the contrary herein, upon the Effective Date, any and all remaining undrawn commitment and/or unutilized amounts drawn under the DIP Note shall, as applicable, be deemed cancelled, terminated and returned to the DIP Lender.

11.
Superpriority Claims. The DIP Lender is hereby granted, as and to the extent provided by section 507(b) of the Bankruptcy Code, and all of the DIP Obligations shall constitute, allowed superpriority administrative expense claims in the Chapter 11 Case and any successor case (the “Superpriority Claims”). The Superpriority Claims shall have the priority set forth in Section 507(b) of the Bankruptcy Code, provided that the Superpriority Claims shall not be payable from the proceeds of avoidance actions under chapter 5 of the Bankruptcy Code pending entry of the DIP Order on a final basis.
12.
Carve Out. The liens and claims of or granted to the DIP Lender and the Prepetition Lender shall be subject and subordinate to the payment, without duplication, of the following fees and claims (the amounts set forth below, together with the limitations set forth therein, collectively, the “Carve Out”): (i) all fees required to be paid to the Clerk of the Court and to the Office of the U.S. Trustee under 28 U.S.C. § 1930(a) plus interest at the statutory rate (collectively, the “Statutory Fees”), which Statutory Fees shall not be subject to any budget; (ii) all reasonable fees and expenses incurred by a trustee under section 726(b) of the Bankruptcy Code in an amount not to exceed $25,000; (iii) solely to the extent allowed by order of the Court (if applicable), the aggregate amount of unpaid, reasonable and documented fees, costs, and expenses incurred by persons or firms retained by the Debtor pursuant to sections 327, 328, 331, or 363 of the Bankruptcy Code (the “Debtor’s Professionals”) and the official committee of unsecured creditors (if any) under section 328 or 1103 of the Bankruptcy Code (together with any other statutory committee that may be appointed or formed, the “Statutory Committee,” and such professionals retained by the Statutory Committee, the “Committee Professionals,” and, together with the Debtor’s Professionals, the “Estate Professionals”) at any time before or on the Termination Date, whether allowed by the Court prior to or after the Termination Date; and (iv) allowed fees of Estate Professionals in an aggregate amount not to exceed $75,000, to be shared by the Estate Professionals incurred after the Termination Date for wind-down purposes, to the extent allowed at any time, whether by final order, procedural order, or otherwise.
13.
Notwithstanding anything to the contrary in this Interim DIP Order, the Final DIP Order, or any Loan Agreement or the DIP Loan Documents, the Carve Out shall be senior to all liens and claims securing the DIP Obligations, Priming DIP Liens, Prepetition Lender Obligations, Prepetition Liens, or Adequate Protection Liens (as defined below), Superpriority Claims, and the Adequate Protection Claims (as defined below) and any and all other forms of adequate protection provided to the DIP Lender, Prepetition Lender, or any other party hereunder.
14.
Carve Out Reserves. On the Business Day following entry of the Interim Order (or as soon as reasonably practicable thereafter) and then on the fourth business day of each week thereafter, the Debtor will continue to remit to bankruptcy counsel for the Debtor (“Debtor Counsel”), the amount equal to, but not to exceed, the budgeted fees & expenses for each such week to be held in a trust account (such account, the “Professional Fee Reserve”) for the benefit of the Estate Professionals. From such funds held in the Professional Fee Reserve, Debtor Counsel shall release to the Estate Professionals such amounts as are payable pursuant to an applicable order of the Court, including an order approving interim compensation procedures in the Chapter 11 Cases and any order granting interim or final fee applications for Estate Professionals (each, a “Fee Payment”). For avoidance of doubt, (a) in making payments from the Professional Fee Reserve, Debtor Counsel shall be entitled to rely upon written certifications of each Estate Professional as to the amount such Estate Professional is due and owing from the Professional Fee Reserve; and (b) in no circumstances shall Debtor Counsel be obligated to pay any Estate Professional other than from the funds held, from time to time, in the Professional Fee Reserve. Funds held in the Professional Fee Reserve shall be applied to allowed Estate Professional fees that have been incurred following the Petition Date in accordance with the procedures established in the Chapter 11 Cases. Payments and reimbursements made to an Estate Professional prior to

Termination Date shall reduce the amounts available to such Estate Professional from the Carve Out, and neither the Professional Fee Reserve nor payments therefrom shall in any way increase the Carve Out.
15.
Notwithstanding anything herein to the contrary, upon the occurrence of the Termination Date or such other event triggering the funding of the Carve Out and the Professional Fee Reserve, the Debtor and DIP Lender shall confer in good faith regarding the estimated amounts necessary to fund the Carve Out and Professional Fee Reserve (the “Estimated Carve Out”) and, if the amount of cash on hand with the Debtor is less than the Estimated Carve Out, the DIP Lender shall fund a draw (a “Back-Stop Draw”) under the DIP Financing in the amount equal to the sum of (a) the Estimated Carve Out less (b) the Debtor’s cash on hand as of such date, automatically without any obligation of the Debtor to meet any draw conditions or any other conditions precedent to such draw. If at any time after the occurrence of the Termination Date or such other event triggering the funding of the Carve Out the Debtor’s cash on hand is less than the actual amounts necessary to fully fund the Carve Out and Professional Fee Reserve, the DIP Lender shall fund additional Back-Stop Draws automatically without any obligation of the Debtor to meet any draw conditions or any other conditions precedent to such draw to cover any such shortfall.
16.
Notwithstanding anything to the contrary in this Order, the DIP Lender shall not be required to fund any amounts in excess of the DIP Financing, including without limitation in connection with the Carve Out.
17.
Notwithstanding any other provision of this Interim DIP Order (including this paragraph), the Court retains and shall have all authority to consider and approve all applications for fees and expenses by any Estate Professionals, including for reasonableness thereof, or on any other basis under the Bankruptcy Code or Bankruptcy Rules, or otherwise under applicable law, and all funds that may be set aside for or applied to any such amounts or obligations shall remain fully subject to the Court’s orders. All professionals described in the preceding sentence shall be and remain subject to the jurisdiction of this Court for the purposes described in the preceding sentence.
18.
Notwithstanding the foregoing, none of the Carve Out, proceeds from the DIP Financing or Cash Collateral may be used (a) to investigate or challenge in any respect to the validity, perfection, priority, extent or enforceability of the Priming DIP Liens, Prepetition Liens, or Adequate Protection Liens (as defined below) except the professionals of a committee appointed pursuant to section 1102 of the Bankruptcy Code shall be entitled to payment of up to $20,000 of allowed professional fees and expenses (aggregated among all such professionals) from the Carve-Out, proceeds from the DIP Financing or Cash Collateral incurred in connection with any review and investigation of the validity, perfection, priority, extent or enforceability of the Prepetition Lender Obligations or the Prepetition Liens, (b) to delay, challenge or impede any rights of the DIP Lender under any of the DIP Documents, or the DIP Orders or the Prepetition Lender under the Loan Agreement, or (c) to pursue any claims or causes of action of any kind against the DIP Lender or the Prepetition Lender (except for purposes of enforcement of the DIP Orders or the DIP Note). Nothing herein shall restrict the ability of any other party to investigate or object to a disclosure statement or a plan of reorganization.
19.
Effect of Debtor’s Stipulations on Third Parties.
(i)
Binding on Debtor. The Debtor’s stipulations, admissions, agreements and releases contained in this Interim DIP Order, including, without limitation, in Paragraph J of this Interim DIP Order, shall be binding upon the Debtor in all circumstances and for all purposes.
(ii)
Binding on Third Parties. The Debtor’s stipulations, admissions, agreements and releases contained in this Interim DIP Order, including, without limitation, in Paragraph J of this Interim DIP Order, shall be binding upon its estate and all other parties in interest, including, without limitation, any other person or entity acting or seeking to act on behalf of the Debtor’s estate, including any chapter 7 or chapter 11 trustee or examiner appointed or elected for the Debtor, in all circumstances and for all purposes unless the following criteria under subparagraphs a, b, and c below are satisfied:
a.
Challenge Period. Any party in interest (subject in all respects to any agreement or applicable law that may limit or affect such entity’s right or ability to do so, a “Challenge Party”) with requisite standing granted by the Court (which motion for such standing may be filed concurrently with an adversary proceeding or contested matter), has timely filed an adversary proceeding or contested matter (subject to the limitations contained herein), upon the earliest of: (i) 75 days from the date of entry of the Interim DIP

Order, (ii) 60 days from the appointment of a creditors committee and (iii)

confirmation of the Plan (the “Challenge Period”); provided, however, that if the Chapter 11 Case converts to a chapter 7 case, or if a chapter 11 trustee is appointed, prior to the end of the Challenge Period, any such trustee shall have the benefit of any remaining portion of the Challenge Period, and in any event 10 days from the appointment of such trustee, to file such an adversary proceeding or contested matter.

b.
Challenge Proceeding. Such adversary proceeding or contested matter (A) objects to or challenges the amount, validity, perfection, enforceability, priority, or extent of the Prepetition Lender Obligations or the Prepetition Liens, or any portion thereof, or (B) otherwise asserts or prosecutes any action for preferences, fraudulent transfers or conveyances, other avoidance power claims, or any other claims, counterclaims or causes of action, objections, contests, or defenses (collectively, a “Challenge Proceeding”) against the Prepetition Lender, or its subsidiaries, affiliates, officers, directors, managers, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives and other professionals and the respective successors and assigns thereof, in each case in their respective capacity as such, in connection with matters related to the Loan Agreement, the Prepetition Lender Obligations, the Prepetition Liens or the Prepetition Lender Collateral.
c.
Final Non-Appealable Order. A final non-appealable order is entered in favor of the plaintiff in any such Challenge Proceeding; provided that any pleadings filed in any Challenge Proceeding shall set forth with specificity the basis for such challenge or claim and any challenges or claims not so specified prior to the expiration of the Challenge Period shall be deemed forever waived, released and barred.

(iii)
Agreement to Not Assert a Challenge. Notwithstanding the foregoing, the DIP Lender hereby agrees not to (and hereby waives any right to) take any action to contest or challenge (or assist or support any other person in contesting or challenging), directly or indirectly, the extent, validity, priority, enforceability or perfection of the Prepetition Lender Obligations or the Prepetition Liens.
(iv)
Failure to File Challenge Proceeding. If no Challenge Proceeding is timely and properly filed during the Challenge Period with respect to the Prepetition Lender Obligations or Prepetition Liens: (i) the Debtor’s stipulations, admissions, agreements and releases contained in this Interim DIP Order relating thereto, including, without limitation, those contained in Paragraph J of this Interim DIP Order, shall be binding on all parties in interest; (ii) the obligations of the

Prepetition Lender under the Loan Agreement shall constitute allowed claims not subject to defense, claim, counterclaim, recharacterization, subordination, offset, or avoidance for all purposes in this Chapter 11 Case and any subsequent chapter 7 case; (iii) the Prepetition Liens shall be deemed to have been, as of the Petition Date, legal, valid, binding, perfected, security interests and liens, not subject to recharacterization, subordination, avoidance or other defense; (iv) the Prepetition Lender Obligations and the Prepetition Liens shall not be subject to any other or further claim or challenge by any non-statutory committees appointed or formed in this Chapter 11 Case or any other party in interest acting or seeking to act on behalf of the Debtor’s estate; and (v) any defenses, claims, causes of action, counterclaims and offsets by any non-statutory committees appointed or formed in this Chapter 11 Case, or any other party acting or seeking to act on behalf of the Debtor’s estate, whether arising under the Bankruptcy Code or otherwise, against the Prepetition Lender arising out of or relating to the Loan Agreement shall be deemed forever waived, released and barred. If any such Challenge Proceeding is timely filed during the Challenge Period, the applicable stipulations, admissions, agreements and releases contained in this Interim DIP Order, including, without limitation, those contained in Paragraph J of this Interim DIP Order, shall nonetheless remain binding and preclusive (as provided in the second sentence of this paragraph) on any other person or entity, except to the extent that such stipulations, admissions, agreements and releases were expressly and successfully challenged in such Challenge Proceeding as set forth in a final, non-appealable order of a court of competent jurisdiction. Nothing in this Interim DIP Order vests or confers on any Person (as defined in the Bankruptcy Code), including any Committee or any non-statutory committees appointed or formed in the Chapter 11 Case, standing or authority to pursue any claim or cause of action belonging to the Debtor or its estate, including, without limitation, Challenge Proceedings with respect to the Loan Agreement, the Prepetition Lender Obligations or the Prepetition Liens. Any motion seeking standing shall attach a draft complaint or other pleading that sets forth such claim or cause of action or other Challenge Proceedings, and any claim or cause of action or other Challenge Proceeding not included therein shall be deemed forever waived, released and barred.

20.
Subject to the terms of this Interim DIP Order and any interim compensation order entered by the Court, the DIP Lender shall be obligated to fund the Approved Budget (in an amount not to exceed the Maximum Commitment), and the Debtor shall be permitted to pay, compensation and reimbursement of reasonable fees and expenses of the Estate Professionals allowed and payable under sections 328, 330, or 331 of the Bankruptcy Code, as the same may be due and payable, that constitute pre-Termination Date expenses and such payments shall not reduce or be deemed to reduce the post-Termination Date fees and expenses.
21.
Liens to Secure the DIP Obligations. As security for the DIP Obligations, effective and perfected upon the date of this Interim DIP Order and without the necessity of the execution, recordation of filings by the Debtor or the DIP Lender of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, or the possession or control by the DIP Lender of or over any DIP Collateral (as defined below), the following security interests and liens are hereby granted by the Debtor to the DIP Lender for its benefit (all property identified in clauses (a) and (b) below being collectively referred to as the “DIP Collateral”), subject only to the Permitted Liens (unless otherwise ordered in the Final DIP Order) and the payment of the Carve Out (all such liens and security interests granted to the DIP Lender for its benefit pursuant to this Interim DIP Order and the DIP Documents, the “Priming DIP Liens”):
(a)
First Lien on All Property. Pursuant to sections 364(c)(1), 364(c)(2), and 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully perfected first priority senior security interest in and lien upon all pre and postpetition property of the Debtor or its estate, whether existing on the Petition Date or thereafter acquired (collectively, “Property”), including, without limitation, means, collectively, all now owned or hereafter acquired assets and property of the Debtor and its chapter 11 estate, wherever located, whether real or personal, tangible or intangible, or otherwise, and any and all proceeds therefrom, including, without limiting the generality of the foregoing, all cash, accounts receivable, intellectual property, general intangibles, inventory, property, plant and equipment, real estate, leaseholds, vehicles, trailers, rolling stock, proceeds of avoidance actions under chapter 5 of the Bankruptcy Code (subject to entry of the DIP Order on a final basis), all intercompany claims, all claims and causes of action of the Debtor or its estate and any and all proceeds therefrom.
(b)
Liens Senior to Certain Other Liens. The Priming DIP Liens shall not be subject or subordinate to (i) any lien or security interest that is avoided and preserved for the benefit of the Debtor’s estate under section 551 of the Bankruptcy Code, (ii) any liens arising before or after the Petition Date, except for the Carve Out and, unless otherwise ordered in the Final DIP Order, the Permitted Liens, or (iii) any intercompany or affiliate liens of the Debtor.
22.
Perfection of Priming DIP Liens. The Priming DIP Liens shall be, and hereby are, deemed duly perfected and recorded under all applicable federal or state or other laws as of the date hereof, and no notice, filing, mortgage recordation, possession, further order, landlord or warehousemen lien waivers, or other third party consents or other act, shall be required to effect such perfection; provided, however, that notwithstanding the provisions of section 362 of the Bankruptcy Code, (a) the DIP Lender, may, at its sole option, file or record or request the Debtor to obtain any such landlord or warehousemen lien waivers or other third party consents or execute, file, or record any such UCC financing statements, notices of liens and security interests, mortgages, amendments to mortgages, and/or other similar documents or instruments as the DIP Lender may require, and (b) the DIP Lender may require the Debtor to deliver to the DIP Lender any chattel paper, instruments, or securities evidencing or constituting any DIP Collateral, and the Debtor shall cooperate and comply therewith. If the DIP Lender, in its reasonable discretion, shall elect for any reason to cause to be obtained any landlord or warehouse lien waivers or other third party consents or cause to be filed or recorded any such notices, financing statements, mortgages, amendments to mortgages, or other documents or instruments with respect to such security interests and liens, or if the DIP Lender, in accordance with the DIP Documents or this Interim DIP Order, elects to take possession of any DIP Collateral, all such landlord or warehouse lien waivers or other third party consents, financing statements, mortgages, amendments to mortgages, or similar documents or instruments or such taking of possession shall be deemed to have been filed, recorded, or taken in the Chapter 11 Case as of the commencement of the Chapter 11 Case but with the priorities set forth herein. The DIP Lender may (in its reasonable discretion), but shall not be required to, file a certified copy of this Interim DIP Order in any filing or recording office in any county or other jurisdiction in which the Debtor has real or personal Property and such filing or recording shall constitute further evidence of the DIP Lender’s interest in the DIP Collateral.

23.
Indemnity. The Debtor agrees to indemnify, defend, and hold harmless the DIP Lender (strictly in its capacity as such), each of its affiliates, and each of their respective officers, directors, employees, agents, advisors, attorneys, and representatives from and against all losses, claims, liabilities, damages, and expenses (including, without limitation, fees and expenses of counsels) for any actions, omissions, or events arising from or directly related to the DIP

Financing, except to the extent resulting from the DIP Lender’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction.
24.
If an order dismissing the Chapter 11 Case under section 1112 of the Bankruptcy Code or otherwise is entered at any time prior to the DIP Obligations being Paid in Full, such order shall provide (in accordance with sections 105 and 349 of the Bankruptcy Code) that (i) the Superpriority Claims, Priming DIP Liens granted to the DIP Lender, and the Adequate Protection Obligations (as defined below) granted to the Prepetition Lender shall continue in full force and effect and shall maintain their priorities as provided in the DIP Orders until all DIP Obligations and Prepetition Lender Obligations shall have been indefeasibly Paid in Full (and that such Superpriority Claims, Priming DIP Liens, and Adequate Protection Obligations, shall, notwithstanding such dismissal, remain binding on all parties in interest) and (ii) to the extent permitted by applicable law, this Court shall retain jurisdiction, notwithstanding such dismissal, for the purposes of enforcing the claims, liens and security interests referred to in (i) above.
25.
If any or all of the provisions of this Interim DIP Order are hereafter reversed or modified on appeal such reversal or modification on appeal shall not affect the validity of the DIP Obligations or any priority or lien granted hereby, whether or not the DIP Lender or the Prepetition Lender knew of the pendency of the appeal, unless such authorization and the incurring of such debt, or the granting of such priority or lien, were stayed pending appeal. To the extent permitted by applicable law, notwithstanding any reversal, stay, modification or vacation, any use of Cash Collateral or DIP Obligations incurred by the Debtor or its estate prior to the actual receipt of written notice by the DIP Lender of the effective date of such reversal, stay, modification or vacation shall be governed in all respects by the original provisions of the DIP Orders, and the DIP Lender and the Prepetition Lender shall be entitled to all the rights, remedies, privileges and benefits granted in section 364(e) of the Bankruptcy Code, this Interim

DIP Order and pursuant to the DIP Documents with respect to all uses of Cash Collateral and the DIP Obligations.
26.
Except as expressly provided in the DIP Orders or in the DIP Documents, or until the DIP Obligations are Paid in Full, the Priming DIP Liens, the Superpriority Claims, the Adequate Protection Obligations and all other rights and remedies of the DIP Lender and Prepetition Lender granted by the provisions of the DIP Orders and the DIP Documents shall survive, and shall not be modified, impaired or discharged by (a) the entry of an order converting the Chapter 11 Case to a case under chapter 7, or dismissing the Chapter 11 Case or (b) the entry of an order confirming a plan of reorganization in the Chapter 11 Case (other than a plan of reorganization which is consistent with the terms of the Plan) and, pursuant to section 1141(d)(4) of the Bankruptcy Code, the Debtor waives any discharge as to any remaining DIP Obligations and Adequate Protection Obligations. The terms and provisions of the DIP Orders and the DIP Documents shall continue in the Chapter 11 Case, or in any superseding chapter 7 case under the Bankruptcy Code, and the Priming DIP Liens, the Superpriority Claims, the Adequate Protection Obligations, and all other rights and remedies of the DIP Lender and Prepetition Lender granted by the provisions of this Interim DIP Order and the DIP Documents shall continue in full force and effect until the DIP Obligations and Prepetition Lender Obligations are Paid in Full.
27.
Treatment of DIP Obligations and Adequate Protection Obligations in the Plan. Subject to and effective only upon entry of the Final Order, notwithstanding anything to the contrary in the DIP Orders or in the DIP Documents, any plan of reorganization proposed by the Debtor shall provide for the treatment of the DIP Obligations, the Priming DIP Liens, the Superpriority Claims, and the Adequate Protection Obligations on terms that are consistent with the terms of the Plan.
28.
Right to Credit Bid. Subject to section 363(k) of the Bankruptcy Code, the DIP Lender shall (i) upon entry of the Interim DIP Order, have the right to “credit bid” the full amount of the DIP Obligations authorized pursuant to this Interim Order and (ii) upon entry of the Final DIP Order, have the right to “credit bid” the full amount of its claim, in each case, in connection with any sale of all or any portion of the Debtor’s assets, including, without limitation, a sale transaction under section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(iii) of the Bankruptcy Code. Subject to (i) section 363(k) of the Bankruptcy Code, (ii) entry of the Final DIP Order, (iii) the Challenge Period and (iv) the indefeasible payment in full in cash of the DIP Obligations or the consent of the DIP Lender, the Prepetition Lender shall have the right to “credit bid” the full amount of its claim in connection with any sale of all or any portion of the Debtor’s assets, including, without limitation, a sale transaction under section 363 of the Bankruptcy Code or included as part of any restructuring plan subject to confirmation under section 1129(b)(2)(A)(iii) of the Bankruptcy Code. Notwithstanding anything contained in this Paragraph 28 to the contrary, the DIP Lender and the Prepetition Lender shall only be entitled to exercise their respective credit bid rights in the event of an Alternative Transaction.
29.
Adequate Protection of the Prepetition Lender. The consent of the Prepetition Lender to the priming of the Prepetition Liens by the Priming DIP Liens is limited to the DIP Financing presently before this Court and authorized by this Interim DIP Order (as amended, supplemented, or otherwise modified in accordance with the terms thereof and hereof), and shall not be deemed to extend to any other postpetition financing with any other party (other than any permitted successors and assigns of the DIP Lender) or any increase in the total amount of the DIP Loan approved by this Interim DIP Order. Furthermore, the consent of the Prepetition Lender to the priming of the Prepetition Liens by the Priming DIP Liens as provided in this Interim DIP Order does not constitute, and shall not be construed as constituting, an acknowledgment or stipulation by the Prepetition Lender that its interests in the Prepetition Lender Collateral are adequately protected pursuant to this Interim DIP Order or otherwise.

Nothing in this Interim DIP Order, including any of the provisions herein with respect to adequate protection, shall constitute, or be deemed to constitute, a finding that the interests of the Prepetition Lender are or will be adequately protected with respect to any non-consensual use of Cash Collateral or non-consensual priming of the Prepetition Liens.
(a)
Adequate Protection Obligations. Until the indefeasible repayment in full in cash of the Prepetition Lender Obligations, as adequate protection for the interests of the Prepetition Lender in the Prepetition Lender Collateral, the Prepetition Lender is hereby granted the following (collectively, “Adequate Protection”):
a.
Adequate Protection Liens. Pursuant to sections 361(2), 362, 363(c)(2), and

363(e) of the Bankruptcy Code, solely to the extent of any Adequate Protection Obligations, the Prepetition Lender is hereby granted a continuing valid, binding, enforceable and perfected, lien and security interest in and on all of the DIP Collateral and any proceeds thereof (the “Adequate Protection Liens”). The Adequate Protection Liens shall be subordinate only to (1) the

Carve Out, (2) the Priming DIP Liens, and (3) unless otherwise ordered in the Final DIP Order, the Permitted Liens. The Adequate Protection Liens shall be deemed legal, valid, binding, enforceable, and perfected liens, not subject to subordination, impairment or avoidance, for all purposes in the Chapter 11 Case and any successor case. Except as described above, no other liens or security interests, whether for adequate protection or otherwise, shall be senior, equal to or pari passu with the Adequate Protection Liens in the Chapter 11 Case or any successor case without the prior written consent of the Prepetition Lender (which consent may be withheld in its sole discretion).

b.
Adequate Protection Claims. As and to the extent provided by section 507(b) of the Bankruptcy Code, solely to the extent of any Adequate Protection Obligations, the Prepetition Lender shall have an allowed superpriority administrative expense claim in the Chapter 11 Case and any successor case (the “Adequate Protection Claim”) against the Debtor and its estate. The Adequate Protection Claim shall have the priority set forth in Section 507(b) of the Bankruptcy Code; provided that the Adequate Protection Claim shall be subordinate to (1) the Carve Out, (2) the Priming DIP Liens, and (3) the Superpriority Claims. Except as described above, no cost or expense of administration under any provision of the Bankruptcy Code (whether incurred in this Chapter 11 Case or any successor case, whether for adequate protection, the lack of, or failure to provide, adequate protection, or otherwise), shall be senior to, equal to, or pari passu with, the Adequate Protection Claims, provided that the Adequate Protection Claim shall not be payable from the proceeds of avoidance actions under chapter 5 of the Bankruptcy Code pending entry of the DIP Order on a final basis.
(b)
Adequate Protection Obligations. The Adequate Protection Liens and Adequate Protection Claims shall secure the payment of the Prepetition Lender Obligations in an amount equal to any diminution in the value of the interests of the

Prepetition Lender in the Prepetition Lender Collateral from and after the Petition Date (the amount of such diminution, the “Adequate Protection Obligations”).

(c)
Reservation of Rights of Prepetition Lender. Notwithstanding any other provision hereof, the relief granted hereby is without prejudice to the right of the Prepetition

Lender to seek additional adequate protection of its interests. The Prepetition Lender acknowledges that the Priming DIP Liens securing the DIP Loan are senior to the Prepetition Liens securing the Prepetition Lender Obligations, and the Superpriority Claims are senior to the Prepetition Lender Obligations. Except as expressly provided herein, nothing contained in this Interim DIP Order shall impair or modify any rights, claims or defenses available in law or equity to the Prepetition Lender. The consent of the Prepetition Lender to the priming of the

Prepetition Liens by the Priming DIP Liens and the Carve Out is limited to the DIP Loan and the Carve Out and does not constitute, and shall not be construed as constituting, an acknowledgement or stipulation by the Prepetition Lender that, absent such consent, its interests in the Prepetition Lender Collateral would be adequately protected pursuant to this Interim DIP Order.

30.
Subject to the entry of the Final DIP Order, as a further condition of the DIP Financing, any obligation of the DIP Lender to make the DIP Loan, and the Debtor’s authorization to use the Cash Collateral, the Debtor (and any successors thereto or any representatives thereof, including any trustees appointed in the Chapter 11 Case or any successor case) (i) shall be deemed to have waived any rights, benefits or causes of action under section 506(c) of the Bankruptcy Code as they may relate to or be asserted against the DIP Lender, the Priming DIP Liens, the DIP Collateral, the Prepetition Lender, the Adequate Protection Liens, the Prepetition Liens or the Prepetition Lender Collateral and (ii) and agrees that the DIP Lender and the Prepetition Lender are not subject to the equitable doctrine of “marshaling,” or any other similar doctrine with respect to the DIP Collateral. Except for the Carve Out, nothing contained in this Interim DIP Order, in the Final DIP Order or in the other DIP Loan Documents shall be deemed a consent by the Prepetition Lender or the DIP Lender to any charge, lien, assessment or claim against, or in respect of, the DIP Collateral or the Prepetition Lender Collateral under section 506(c) of the Bankruptcy Code or otherwise or to the equitable doctrine of “marshaling,” or any other similar doctrine with respect to the DIP Collateral.

31.
Effect of Stipulations on Third Parties. Each stipulation, admission and agreement contained in the DIP Orders, shall be binding upon the Debtor and, subject to the Challenge Period, any successor thereto (including, without limitation, any chapter 7 or chapter 11 trustee appointed or elected for the Debtor) under all circumstances and for all purposes, and the Debtor is deemed to have irrevocably waived and relinquished all claims against the DIP Lender as of the date of entry of the applicable DIP Order. Subject to the Challenge Period, each stipulation, admission and agreement contained in the DIP Orders shall also be binding upon the Debtor’s estate and all other parties in interest under all circumstances and for all purposes. For the avoidance of doubt, any chapter 7 trustee appointed or elected in these Cases shall, until the expiration of the period provided herein for asserting a Challenge Proceeding, and thereafter for the duration of any adversary proceeding or contested matter commenced as part of such

Challenge Proceeding (whether commenced by such trustee or commenced by any other party in interest on behalf of the Debtors’ estates), be deemed to be a party other than the Debtors and shall not, for purposes of such adversary proceeding or contested matter, be bound by the acknowledgments, admissions, confirmations and stipulations of the Debtors in this Interim Order.

32.
Insurance and Taxes. The Debtor shall maintain insurance on all insurable

Property now or hereafter owned against such risks and to the extent customary in its industry. The Debtor shall further maintain or cause to be maintained general liability and worker’s compensation insurance in amounts customary in its industry. The Debtor shall provide to the DIP Lender the number(s) of any and all insurance policies in effect, the names, addresses, and contact persons of any entities issuing such insurance and a summary of the terms and payment arrangement for any such insurance policies. The DIP Lender shall be deemed the loss payee on such insurance policies.

33.
Financial Reporting. The Debtor shall provide any reporting provided for under the DIP Note and the Loan Agreement to the DIP Lender.

34.
Covenants. Unless otherwise modified pursuant to this Interim DIP Order, the Debtor acknowledges and agrees that it shall cause the timely compliance with all of the covenants set forth in this Interim DIP Order and the DIP Documents.
35.
No Modification of DIP Order. The Debtor shall not, without the DIP Lender’s prior written consent (which shall be given or refused in the DIP Lender’s sole discretion), seek to modify, vacate or amend the DIP Order or any DIP Documents.
36.
Binding Effect on Successors and Assigns. The DIP Documents and the provisions of the DIP Orders, including all findings herein subject to the Challenge Period, shall be binding upon all parties in interest in the Chapter 11 Case, including, without limitation, the Committee, if any, the Debtor, the Prepetition Lender, the DIP Lender and each of their respective successors and assigns, including any chapter 7 or chapter 11 trustee hereinafter appointed or elected for the Debtor’s estate, an examiner appointed pursuant to section 1104 of the Bankruptcy Code or any other fiduciary appointed as a legal representative of the Debtor or with respect to the property of the estate of the Debtor) and shall inure to the benefit of the Prepetition Lender, the DIP Lender, the Debtor, and each of their respective successors and assigns; provided, however, that the DIP Lender and the Prepetition Lender shall have no obligation to permit the use of Cash Collateral or to extend any financing to any chapter 7 or chapter 11 trustee or similar responsible person appointed for the estate of the Debtor. In determining to make any loan (whether under the DIP Note or otherwise) or permit the use of Cash Collateral or in exercising any rights or remedies as and when permitted pursuant to the DIP Orders or the DIP Documents, the DIP Lender shall not (i) be deemed to be in control of the operations of the Debtor, (ii) owe any fiduciary duty to the Debtor, its creditors, shareholders, or estate, or (iii) be deemed to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the Debtor (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability

Act, 29 U.S.C. §§ 9601, et seq., as amended, or any similar federal or state statute).

37.
Effectiveness. This Interim DIP Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 and shall take effect and be fully enforceable as of the Petition Date immediately upon entry hereof. Notwithstanding Bankruptcy Rules 4001(a)(3), 6004(h), 6006(d), 7062 or 9024, any other Bankruptcy Rule or Rule 62(a) of the Federal Rules of Civil Procedure, the Interim DIP Order shall be immediately effective and enforceable upon its entry and there shall be no stay of execution or effectiveness of this Interim DIP Order.
38.
Waiver of any Applicable Stay. Any applicable stay (including, without limitation, under Bankruptcy Rule 6004(h)) is hereby waived and shall not apply to this Interim DIP Order.
39.
Timeliness. Time is of the essence with respect to all performance required by this Interim DIP Order.
40.
Objections Overruled or Withdrawn. All objections to the entry of the Interim

DIP Order have been withdrawn or are hereby overruled.

41.
Controlling Effect of Interim DIP Order. To the extent any provisions in this Interim DIP Order conflict with any provisions of the Motion, or any DIP Document, the provisions of this Interim DIP Order shall control.
42.
Final Hearing.
(a)
The Final Hearing to consider entry of the Final DIP Order and final approval of the DIP Financing is scheduled for [ ], 2025 at [ ] [ ].m. (ET) at the United States

Bankruptcy Court for the District of Delaware.

(b)
On or before two (2) business days after entry of this Interim DIP Order, the Debtor shall serve, by United States mail, first-class postage prepaid, notice of the entry of this Interim DIP Order and of the Final Hearing (the “Final Hearing Notice”), together with copies of this Interim DIP Order and the Motion, on: (a) the Notice Parties and (b) to any Committee after the same has been appointed, or Committee counsel, if the same shall have been appointed. The Final Hearing

Notice shall state that any party in interest objecting to the entry of the proposed

Final DIP Order shall file written objections with the Clerk of the Court no later than [ ], 2025 at 4:00 p.m. (ET), which objections shall be served so that the same are received on or before such date by: (a) proposed counsel for the Debtor,

Pachulski Stang Ziehl & Jones LLP, 919 N. Market Street, 17th Floor,

Wilmington, DE 19801, Attn: James E. O’Neill, Esq. (joneill@pszjlaw.com); (b) counsel to 5Y, Cozen O’Connor P.C., 3 WTC, 175 Greenwich Street, 56th Floor, New York, NY 10007, Attn: Trevor Hoffmann, Esq. (thoffmann@cozen.com) and 1201 North Market Street, Suite 1001, Wilmington, DE 19801, Attn: Mark E.

Felger, Esq. (mfelger@cozen.com); and (c) the U.S. Trustee, J. Caleb Boggs Federal Building, 844 King Street, Suite 2207, Lockbox 35, Wilmington, DE

19801, Attn: Jane M. Leamy, Esq. (jane.m.leamy@usdoj.gov).

43. Retention of Jurisdiction. The Court has and will retain jurisdiction to enforce this

Interim DIP Order according to its terms.

EXHIBIT 1 TO ORDER

DIP Note

SENIOR SECURED SUPERPRIORITY DIP PROMISSORY NOTE

U.S. $1,200,000 [ ], 2025

For value received, Marin Software Incorporated, as debtor and debtor in possession (the

“Debtor”), promises to pay to the order of YYYYY, LLC, a Delaware limited liability company (“5Y” or the “DIP Lender”), the aggregate unpaid principal amount of all advances from time to time outstanding hereunder, together with interest and other amounts as provided herein.

WHEREAS, on [ ], 2025 (the “Petition Date”), the Debtor filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) a voluntary petition for relief commencing a case (the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”);

WHEREAS, the DIP Lender is committing hereby to provide postpetition financing (the “DIP Financing”) in an amount necessary to fund both the Debtor’s operations and the administrative costs of the Chapter 11 Case as set forth on an agreed-upon budget submitted by the Debtor and reasonably acceptable to DIP Lender, subject to Section 6 herein, in an amount not more than $1,200,000 (the “Maximum Commitment”), upon the terms and conditions set forth herein;

WHEREAS, the Debtor requires financing in an amount necessary to fund the Debtor’s normal business operations, the administrative costs of the Chapter 11 Case and pursuit of the confirmed plan of reorganization (the “Plan”) sponsored by Kaxxa Holdings, Inc. (the “Plan Sponsor”);

WHEREAS, the Debtor has requested that the DIP Lender provide a secured, multiple draw term loan credit facility of up to $1,200,000, including up to $500,000 on an interim basis (the “DIP Financing”), to fund the day-to-day operating working capital and other ordinary course needs and chapter 11 administrative costs of the Chapter 11 Case, and the DIP Lender is willing to extend such financing to the Debtor on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, the Debtor has entered into this debtor in possession promissory note (this “DIP Note”) in favor of the DIP Lender to evidence the DIP Financing and pursuant to the Interim Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363(c), 364(c)(1), 364(c)(2), 364(d)(1), 364(e) and 507 (I) Authorizing the Debtor To (A) Obtain Postpetition Secured Financing from

YYYYY, LLC; (B) Utilize Cash Collateral; and (C) Pay Certain Related Fees and Charges; (II) Granting Adequate Protection to the Prepetition Lender; (III) Modifying the Automatic Stay; (IV) Scheduling a Final Hearing and (V) Granting Related Relief [Docket No. ] (as amended, supplemented or otherwise modified, the “Interim DIP Order” and including the Final DIP Order (as defined below), the “DIP Orders”). Capitalized terms not otherwise defined herein have the meanings given thereto in the Interim DIP Order.

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1. Advances; Increase in Principal Amount.

(a)
The Budget attached hereto as Exhibit A (as may be modified from time to time by the Debtor with the consent of the DIP Lender in its sole discretion, subject to Section 6 herein, the “Budget”) is hereby approved.
(b)
Subject to the terms and conditions set forth in this DIP Note, the DIP Lender shall make advances to the Debtor as follows (each individually a “Loan” and collectively, the “Loans”):
(i)
on the first business day after entry of the Interim DIP Order, an amount equal to $500,000 (the “Initial Loan”); and
(ii)
on every other Monday after the date of the Initial Loan (unless such date is not a business day at which point funding shall occur on the next succeeding business day) as set forth in the Budget (each, a “Funding Date”) an amount equal to that set forth in the Budget.
(c)
The Initial Loan and Final Loan shall be automatically funded by the DIP Lender, subject to satisfaction of the Draw Conditions (defined below), on the first business day after entry of the applicable DIP Order. By Friday of each week starting with the second week after the Petition Date, the Debtor will deliver to the DIP Lender a Borrowing Notice (a “Borrowing Notice”) containing (1) an updated Budget including actuals for prior periods, (2) a calculation of any variance from the Budget (a “Variance Report”), along with a comparison of actual weekly receipts and disbursements to those set forth in the Budget and (3) a verified statement that the no Event of Default has occurred under the DIP Order or this DIP Note. The obligation of the DIP Lender to fund is subject to compliance with the terms and conditions of this DIP Note, the Interim

DIP Order and, subject to its entry, the Final Order Pursuant to 11 U.S.C. §§ 105, 361, 362, 363(c),

364(c)(1), 364(c)(2), 364(d)(1), 364(e) and 507 (I) Authorizing the Debtor To (A) Obtain

Postpetition Secured Financing from YYYYY, LLC; (B) Utilize Cash Collateral; and (C) Pay Certain Related Fees and Charges; (II) Granting Adequate Protection to the Prepetition Lender; (III) Modifying the Automatic Stay; and (IV) Granting Related Relief (as amended, modified or otherwise supplemented, the “Final DIP Order”). The DIP Lender shall be obligated to fund under this DIP Note and the DIP Orders, as applicable, all amounts set forth herein, subject to the Budget.

Each Variance Report shall indicate whether there are any adverse variances that exceed the allowed variances set forth in the DIP Orders (each, a “Permitted Variance”); provided that adverse variances shall be offset by positive variances in subsequent weeks to ensure that the Debtor’s cash needs under the Approved Budget remain “on-balance” within any given four week period; provided further that in no event shall the DIP Lender be required to fund amounts exceeding the Maximum Commitment. Unused amounts set forth in the Budget for any disbursement line item may be carried forward and used to fund such line item in any subsequent week.

(d) Except for a draw to fund the Carve Out, following the occurrence of the Termination Date or other such event triggering the funding of the Carve Out (each, a “Back-Stop Draw”), the DIP Lender shall not be obligated to make any Loan (including the Initial Loan hereunder), or to

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take, fulfill or perform any other action hereunder or under the DIP Orders unless the Debtor certifies, in a writing signed by an officer of the Debtor, that the following conditions (each, a “Draw Condition”) are met as of the date of each draw:

(i)
All of the representations and warranties contained in the DIP Documents (as defined below) are true and correct as of that date.
(ii)
This DIP Note, together with any additional agreements, documents, instruments and certificates executed, and any orders in connection therewith, or otherwise delivered in connection therewith by the Debtor (collectively, the “DIP Documents”) shall have been executed or entered, as applicable, and delivered, if applicable, to the DIP Lender in form and substance reasonably acceptable to DIP Lender, subject to Section 6 herein, and shall be in full, force and effect.
(iii)
The consummation of the transactions contemplated hereby or entered into in contemplation hereof shall not contravene, violate, or conflict with, nor involve the DIP Lender in, a violation of applicable law or regulation.
(iv)
All consents, authorizations and filings, if any, required in connection with the execution, delivery and performance by the Debtor, and the validity and enforceability against the Debtor, of the DIP Note, shall have been obtained or made, and such consents, authorizations and filings shall be in full force and effect.
(v)
[reserved]
(vi)
The DIP Lender shall have received a copy of the applicable DIP Order, and such DIP Order shall have been entered by the Bankruptcy Court in form and substance acceptable to the DIP Lender in its reasonable discretion, subject to Section 6 herein, and shall be in full force and effect and shall not have been vacated, stayed, reversed, modified, or amended.
(vii)
No event shall have occurred and be continuing, or would result from the Loan requested thereby, that with the giving of notice or the passage of time or both, would constitute an Event of Default (as defined below) and no Event of Default shall be continuing.
(viii)
Except with respect to the Initial Loan, the Debtor shall have timely delivered a Borrowing Notice related to such Loan that was in form and substance satisfactory to the DIP Lender and consistent with the Budget. For the avoidance of doubt, the Debtor may not draw amounts under the Budget in excess of the Maximum Commitment, and the amounts requested by the Debtor shall be used for an authorized purpose and in accordance with the Budget, subject to a Permitted Variance.

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(ix)
The aggregate principal and amount of all DIP Loans extended shall not exceed the Maximum Commitment.
(x)
Subject to and effective only upon the entry of the Final DIP Order providing for same, the Debtor (and any successors thereto or any representatives thereof, including any trustees appointed in the Chapter 11

Case or any successor case) shall be deemed to have waived any rights, benefits or causes of action under section 506(c) of the Bankruptcy Code as they may relate to or be asserted against the DIP Lender, the DIP Liens, or the DIP Collateral (as defined in the Interim DIP Order).

(xi)
All information, approvals, documents or other instruments as DIP Lender may reasonably request, and which are customary for postpetition lenders or plan sponsors to request, shall have been received by DIP Lender.

If the Draw Conditions are met, the DIP Lender shall make each properly authorized Loan in immediately available funds by wire transfer to an account designated by the Debtor, as soon as practicable, but in no event later than the noon prevailing Eastern Time on the applicable Funding Date.

If the DIP Lender will not fund because one of the foregoing conditions is not satisfied (a “Funding

Condition Deficiency”), the DIP Lender will provide the Debtor with notice of the Funding Condition Deficiency at least two (2) business days before the scheduled Funding Date, or as soon thereafter as is reasonably practicable, and provide the Debtor the reasonable opportunity to cure such Funding Condition Deficiency to the extent such Funding Condition Deficiency is capable of being cured prior to the scheduled Funding Date or by such later deadline as may otherwise be agreed in writing by DIP Lender.

Notwithstanding anything herein to the contrary, upon the occurrence of the Termination Date or such other event triggering the funding of the Carve Out, the Debtor and DIP Lender shall confer in good faith regarding the estimated amounts necessary to fund the Carve Out and Professional Fee Reserve (the “Estimated Carve Out”) and, if the amount of cash on hand with the Debtor is less than the Estimated Carve Out, the DIP Lender shall fund a Back-Stop Draw under the DIP Financing in the amount equal to the sum of (a) the Estimated Carve Out less (b) the Debtor’s cash on hand as of such date, automatically without any obligation of the Debtor to meet the Draw Conditions or any other conditions precedent to such draw. If at any time after the occurrence of the Termination Date or such other event triggering the funding of the Carve Out and Professional Fee Reserve, the Debtor’s cash on hand is less than the actual amounts necessary to fully fund the Carve Out and Professional Fee Reserve, the DIP Lender shall fund additional Back-Stop Draws automatically without any obligation of the Debtor to meet the Draw Conditions or any other conditions precedent to such draw to cover any such shortfall.

Notwithstanding anything to the contrary herein, upon the Effective Date of the Plan, any and all remaining undrawn commitment and/or unutilized amounts drawn under this DIP Note shall, as applicable, be deemed cancelled, terminated and returned to the DIP Lender.

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2.
Interest; Payments.
(a)
The Loans shall bear interest on the unpaid principal amount thereof plus all obligations owing to the DIP Lender pursuant to this DIP Note, including without limitation, all interest, fees, and costs accruing thereon, and all the DIP Lender’s other rights (collectively, the “DIP Obligations”) from the applicable Funding Date to and including the Maturity Date (defined below), at a fixed rate per annum equal to ten percent (10%), payable quarterly in arrears on a payment-in-kind (PIK) basis, calculated on the basis of a 360-day year for the actual number of days elapsed.
(b)
Accrued, unpaid interest on the Loans shall be compounded on the last day of each calendar month. After the Maturity Date and/or after the occurrence and during the continuance of an Event of Default (defined below), the DIP Obligations shall bear interest at a rate equal to thirteen percent (13%) per annum, calculated on the basis of a 360-day year for the actual number of days elapsed (the “Default Rate”).
(c)
Notwithstanding anything to the contrary set forth in this Section 2, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate.
(d)
Except as otherwise set forth herein or in the DIP Orders, or as otherwise contemplated by the terms of the Plan, the DIP Obligations, including interest, shall be due and payable on the first to occur of the following (the “Maturity Date”): (i) the Effective Date of the Plan; (ii) September 30, 2025; (iii) upon acceleration of the DIP Note pursuant to the terms hereof; and (iv) a Termination Date. On the Maturity Date, the DIP Lender’s obligation to provide Loans shall terminate.
(e)
The DIP Lender’s claim on account of the DIP Obligations (the “DIP Lender Claim”) shall be allowed in full under the Plan. The DIP Lender shall have the option, on account of being the holder of the DIP Lender Claim, to exchange a total of up to 100% of the DIP Lender Claim in satisfaction of such amount of its allowed claim for the shares of the issued equity of the reorganized debtor, as set forth in the Plan (the “Subscription Option”). To the extent any amount of the Allowed DIP Lender Claim remains after the DIP Lender exercises the Subscription Option, then (i) the Plan Sponsor shall repay such outstanding amount in Cash on the Effective Date of the Plan, which Cash shall be separate from and in addition to the Plan Consideration (as defined in the Plan); or (ii) the DIP Lender may (at its sole election) consent to the offset or other non-Cash satisfaction of the DIP Lender Claim by the Plan Sponsor until the remaining unpaid amount of the DIP Financing Claim is reduced to $0.
(f)
The DIP Obligations may not be prepaid in any amount, provided, for the sake of clarity, that the Debtor shall immediately repay the DIP Obligations in full in in the event the Debtor proceeds with an Alternative Transaction (as defined below).

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3.
Covenants Unless otherwise agreed to by the DIP Lender in writing, the Debtor covenants and agrees that it will:
(a)
Use the proceeds of the Loans solely for operating working capital and other ordinary course purposes and chapter 11 administrative costs, including professional fees, in the amounts and otherwise in accordance with and for the purposes provided for in the Budget; provided, however, any unused amounts from prior weeks may be rolled forward into subsequent weeks. Notwithstanding the then applicable Budget, the Debtor may exceed the budgeted amount by up to the Permitted Variance; provided, further, that (i) the total amount of the DIP Loans do not exceed the Maximum Commitment, and (ii) none of the proceeds of the DIP Loans shall be used by any party in interest to take any action or to otherwise assert any claims or causes of action against the DIP Lender in any capacity (except for the purposes of enforcement of the DIP Orders or this DIP Note).
(b)
Keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and property and all legal requirements; and, upon the reasonable request of the DIP Lender, provide copies of, or access to, its books and records, and to discuss the business, operations, assets, and financial and other condition of the Debtor with officers and employees thereof and with their independent certified public accountants (but excluding privileged information) as is reasonably related to the DIP Loan.
(c)
Promptly give written notice to the DIP Lender: (i) of the occurrence of any Default or Event of Default; (ii) of any (A) default or event of default under any instrument or other material agreement, guarantee or document of the Debtor or the Debtor occurring after the date hereof and other than by virtue of the commencement of the Chapter 11 Case or (B) litigation, investigation or proceeding that may exist at any time between the Debtor and any governmental authority after the date hereof; and (iii) of the commencement of any litigation or proceeding against the Debtor for acts occurring after the Petition Date (A) in which more than $50,000 of the amount claimed is not covered by insurance or (B) in which injunctive or similar relief is sought.
(d)
At all times, cause all of the Collateral (defined below) to be subject to a first priority perfected security interest in favor of the DIP Lender in accordance with the DIP Orders, subject and subordinate only to the Carve Out and, unless otherwise ordered in the Final DIP Order, the Permitted Liens (as defined in the DIP Orders).
(e)
Promptly, from time to time, deliver such other information regarding the operations, business affairs, and financial condition of the Debtor as the DIP Lender may request.
(g)
To the extent practicable, at least two (2) business days prior to the date when the Debtor intends to file any such pleading, motion, or other document (and, if not reasonably practicable, as soon as reasonably practicable), provide copies of all material pleadings, motions, applications, judicial information, financial information, and other documents to be filed by the Debtor in the Chapter 11 Case that may impact the DIP Lender or the DIP Financing.

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(h)
Promptly execute and deliver such documents, instruments and agreements, and take or cause to be taken such acts and actions, as the DIP Lender may reasonably request from time to time to carry out the intent of this DIP Note and the DIP Orders.
(i)
Not create, incur, assume, or suffer to exist any indebtedness other than (i) indebtedness outstanding on the date hereof; (ii) indebtedness in connection with the Loans; (iii) indebtedness in respect of fees and expenses owed to professionals retained by the Debtor, any official committee in the Chapter 11 Case, or U.S. Trustee fees up to the amounts set forth in the Budget; and (iv) subject in all respects to the Budget, any ordinary course unsecured indebtedness of the Debtor of the type ordinarily incurred in connection with a chapter 11 bankruptcy case.
(j)
Not create, incur, assume, or suffer to exist any lien upon any of its assets, whether now owned or hereafter acquired, except for liens that are permitted by the DIP Orders (including the Prepetition Liens and, unless otherwise ordered in the Final DIP Order, the Permitted Liens) and shall not cause, or permit to be caused, any direct or indirect subsidiary of the Debtor to create, incur, assume, or suffer to exist any such liens.
(k)
Not enter into any merger or consolidation or amalgamation or other change of control transaction or engage in any type of business other than of the same general type now conducted by it (except for the Plan).
(l)
Not convey, sell, lease, assign, transfer or otherwise dispose of (including through a transaction of merger or consolidation) any assets or property (including, without limitation, tax benefits), other than the Plan or the sale of inventory or the licensing of intellectual property in the ordinary course of business.
(m)
Not make any advance, investment, acquisition, loan, extension of credit, or capital contribution to, in, or for the benefit of any person.
(n)
Subject in all respects to the Budget, not enter into any transaction, including, without limitation, any purchase, sale, lease, or exchange of property or the rendering of any service, with any affiliate, except on commercially reasonable terms similar to those available to unaffiliated parties in an arm’s-length transaction.
(o)
Not incur or apply to the Bankruptcy Court for authority to incur, or suffer to exist, any indebtedness having the priority afforded by section 364(c) or (d) of the Bankruptcy Code (including any superpriority claims) other than the financing provided for under this DIP Note, unless the DIP Obligations hereunder are to be irrevocably paid in full, in cash with the proceeds thereof.
(p)
Not limit, affect, or modify, or apply to the Bankruptcy Court to limit, affect, or modify, any of the rights of the DIP Lender with respect to the DIP Obligations, including rights with respect to DIP Collateral and the priority thereof.
(q)
Except with respect to the Carve Out and, subject to entry of the Final DIP Order, the Permitted Liens, not incur, create, assume, suffer, or permit any claim to exist or apply

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to the Bankruptcy Court for the authority to incur, create, assume, suffer or permit any claim to exist against the Debtor’s estate or any of its assets which is to be pari passu with, or senior to, the DIP Obligations, unless the DIP Obligations are being irrevocably repaid in full, in cash with the proceeds thereof.

Notwithstanding the foregoing, and for the avoidance of doubt, any payments permitted by the Budget will not be deemed to violate any of the foregoing covenants.

4.
Event of Default.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i)
the Debtor (A) fails to pay any payment (whether principal, interest, or otherwise) when such amount becomes due and payable under the DIP Note or (B) defaults in the due performance or observance of any other term, covenant, or agreement contained in the DIP Note (and, if such default is capable of being remedied, it has not been remedied within the cure period set forth in the DIP Note or, if no such cure period is provided, it has not been remedied to the reasonable satisfaction of the DIP Lender five (5) business days following written notice to the Debtor of the occurrence of such event of default);
(ii)
any representation, warranty, or statement made by the Debtor herein or in the DIP Note or in any certificate delivered in connection with the DIP Note proves to be untrue in any material respect on the date on which made or deemed made;
(iii)
the security interest granted to the DIP Lender ceases to be in full force and effect, or ceases to create a perfected security interest in, and lien on, the DIP Collateral purported to be created thereby;
(iv)
the DIP Note is or becomes invalid, ineffective, or unenforceable against the Debtor, in whole or in part, or the Debtor so asserts or at any time denies the liability or the DIP Obligations under the DIP Note;
(v)
the Bankruptcy Court enters an order dismissing the Chapter 11 Case or converting it to a case under Chapter 7 or any other chapter of the Bankruptcy Code, or appointing a trustee or other responsible officer or an examiner with enlarged powers relating to the operation of the Debtor’s business (beyond those set forth in sections 1106(a)(3) or (4) of the Bankruptcy Code) under section 1104 of the Bankruptcy Code, in each case, without the consent of the DIP Lender in its sole discretion;
(vi)
the Bankruptcy Court enters an order granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code and authorizing an

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action by a lienholder (other than the DIP Lender) with respect to assets of the Debtor on which the lienholder has a lien with an aggregate value in excess of $50,000;
(vii)
the Debtor seeks to, advocates, or otherwise supports any other person’s motion to disallow, in whole or in part, the DIP Obligations or to challenge the validity, priority, or enforceability of the Priming DIP Liens and superpriority claims hereunder (for avoidance of doubt, complying with document requests shall not constitute a breach of the foregoing);
(viii)
a debtor in possession financing order is entered in form and substance that is not acceptable to the DIP Lender in its reasonable discretion or from and after the date of entry thereof, the Interim DIP Order or the Final DIP Order, as applicable, ceases to be in full force and effect or is vacated, stayed, reversed, modified, or amended (or the Debtor takes any step to accomplish any of the foregoing) without the consent of the DIP Lender in its sole discretion;
(ix)
any of the orders approving the Plan or the Disclosure Statement are vacated, stayed, reversed, modified, or amended without the consent of 5Y;
(x)
the Debtor makes any payments on any indebtedness that arose before the Petition Date other than as provided in the Budget or otherwise consented to by the DIP Lender in its sole discretion;
(xi)
the Debtor takes any action, or as to insiders, permits any action, that would result in an “ownership change” as such term is used in section 382 of title 26 of the United States Code (except for the Plan);
(xii)
any DIP Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of the DIP Lender in its sole discretion;
(xiii)
the Debtor fails to provide 5Y and its agents with reasonable access to the Debtor’s books, records, and management through the Effective Date of the Plan;
(xiv)
the (a) Plan, (b) Disclosure Statement, (c) order confirming the Plan, (d) the DIP Orders, the related motions, or the documentation evidencing, or otherwise entered into in connection with, the DIP Financing, or (e) any other documents or exhibits related to or contemplated in the foregoing clauses (a) through (d), contains terms and conditions materially inconsistent with the Restructuring Transaction (as defined in the DIP Orders);

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(xv)
the Debtor breaches or fails to comply with the terms of the DIP Orders or the Plan, in any material respect;
(xvi)
any of the Chapter 11 Milestones (attached hereto as Exhibit B) are not satisfied;

(xvii)
one or more judgments or decrees is entered against the Debtor or its estate involving in the aggregate a postpetition liability (not paid or fully covered by insurance or otherwise considered permitted indebtedness) of $50,000 or more, and all such judgments or decrees are not vacated, discharged, stayed, or bonded pending appeal;
(xviii)
the DIP Note or any other DIP Document ceases, for any reason, to be in full force and effect or the Debtor shall so assert in writing, or the Priming DIP Liens cease to be effective and perfected with respect to any material item of DIP Collateral described therein with the priority purported to be created by the DIP Documents;
(xix)
the Debtor fails to provide all information, approvals, documents, or other instruments as the DIP Lender may reasonably request, and as are customary for postpetition lenders or plan sponsors to request;

(xx)
the Debtor closes upon any reorganization, merger, consolidation, tender offer, exchange offer, business combination, joint venture, partnership, sale of a material portion of assets, financing (whether debt, including any debtor in possession financing other than the DIP Financing, or equity), recapitalization, workout, or restructuring of the Debtor (including, for the avoidance of doubt, a transaction premised on a chapter 11 plan or a sale of a material portion of assets under section 363 of the Bankruptcy Code), other than the Restructuring Transaction (an “Alternative Transaction”);
(xxi)
the Bankruptcy Court approves an Alternative Transaction;
(xxii)
the Debtor files a plan of reorganization, liquidating plan, or disclosure statement that is inconsistent with the Plan;
(xxiii)
the Debtor files an application or motion for the approval of postpetition financing from any party other than the DIP Lender, including financing that provides for superpriority claims or priming liens on any of the DIP Lender’s collateral without the written consent of the DIP Lender in its sole discretion;
(xxiv)
the Bankruptcy Court enters an order terminating the right of the Debtor to use the DIP Financing; or

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(xxv)
the Debtor exceeds the disbursements contemplated in the Budget, subject to the Permitted Variances.
(xxvi)
Any claim or lien having a priority superior to or pari passu with those granted by the DIP Orders to the DIP Lender is granted or allowed prior to the occurrence of (a) the payment in full in cash of immediately available funds of all of the DIP Obligations, (b) the termination or expiration of all commitments to extend credit to the Debtor under the DIP Documents, and (c) the cash collateralization in respect of any asserted claims, demands, actions, suits, proceedings, investigations, liabilities, fines, costs, penalties, or damages for which the DIP Lender may be entitled to indemnification by the Debtor; or
(xxvii)
The Debtor, without the DIP Lender’s prior written consent (which shall be given or refused in the DIP Lender’s sole discretion) seeks to modify, vacate or amend the DIP Orders or any DIP Documents.
(b)
Upon the occurrence of an Event of Default and after five (5) business days’ written notice by the DIP Lender to the Debtor, the U.S. Trustee, and any statutory committee (the “Default Notice Period”), subject to the terms of the DIP Orders, the automatic stay shall terminate, and the DIP Lender shall be permitted to exercise any remedies permitted by law, including any of the following actions, without application or motion to, or further orders from, the Bankruptcy Court or any other court, and without interference from the Debtor or any other party in interest, unless the Bankruptcy Court determines during the Default Notice Period that an Event of Default has not occurred:
(i)
declare all or any portion of the outstanding DIP Obligations due and payable, whereupon the same shall become forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Debtor;
(ii)
subject to payment of the Carve Out, set off any amounts held as Cash Collateral (including, without limitation, in any Cash Collateral account held for the benefit of the DIP Lender);
(iii)
subject to payment of the Carve Out, enforce all liens and security interests in the DIP Collateral;
(iv)
subject to payment of the Carve Out, institute proceedings to enforce payment of such DIP Obligations;
(v)
terminate the obligation of the DIP Lender to make Loans; and

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(vi)
subject to payment of the Carve Out, exercise any other remedies and take any other actions available to it at law, in equity, under the DIP Note, the Bankruptcy Code, other applicable law or pursuant to the DIP Orders, including, without limitation, exercising any and all rights and remedies with respect to the DIP Collateral or any portion thereof;

provided, however, that the DIP Lender shall continue to fund the Debtor’s operations, pursuant to the Budget, through the Default Notice Period.

(c)
Subject to Section 4(b) above, if any Event of Default shall occur and be continuing, the DIP Lender may exercise in addition to all other rights and remedies granted to it in this DIP Note and the DIP Orders, all rights and remedies of a secured party under the UCC (as defined below) or other applicable law. Without limiting the generality of the foregoing, subject to payment of the Carve Out, the Debtor, on behalf of its estate, expressly agrees that in any such event the DIP Lender, without demand of performance or other demand, advertisement, or notice of any kind (except the notice required by the DIP Orders or the notice specified below of time and place of public or private sale) to or upon the Debtor or any other person (all and each of which demands, advertisements, and/or notices (except the notice required by the DIP Orders or the notice specified below of time and place of public or private sale) are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate, and realize upon the DIP Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an option or options to purchase, or sell or otherwise dispose of and deliver said DIP Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the DIP Lender’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The DIP Lender shall have the right upon any such public sale or sales, subject to payment of the Carve Out, to purchase for cash or by credit bidding all or a part of the DIP Obligations the whole or any part of said DIP Collateral so sold, free of any right or equity of redemption, which equity of redemption the Debtor hereby releases. The Debtor, on behalf of its estate, further agrees, at the DIP Lender’s request, to assemble the DIP Collateral constituting movable tangible personal property and make it available to the DIP Lender at places that the DIP Lender shall reasonably select. The DIP Lender shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after payment of the Carve Out, to the DIP Obligations in the order reasonably deemed appropriate by the DIP Lender, the Debtor’s estate remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the DIP Lender of any other amount required by any provision of law, including section 9-608(a)(1)(C) of the UCC, shall the DIP Lender account for and pay over the surplus, if any, to the Debtor. To the maximum extent permitted by applicable law, the Debtor waives all claims, damages, and demands against the DIP Lender arising out of the repossession, retention, or sale of the DIP Collateral except such as arise out of the gross negligence or willful misconduct of the DIP Lender. The Debtor agrees that the DIP Lender need not give more than five (5) business days’ notice to the Debtor (which notification may run concurrently with any notice required under the DIP Orders and shall be deemed given when mailed, electronically delivered or delivered on an overnight basis, postage prepaid, addressed to the Debtor at the address set forth below) of the time and place of any public sale or

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of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Debtor’s estate shall remain liable for any deficiency if the proceeds of any sale or disposition of the DIP Collateral are insufficient to pay all amounts to which the DIP Lender is entitled.
(d)
Subject to Section 4(b) above, except as otherwise expressly provided herein and in the DIP Orders, the Debtor hereby waives presentment, demand, protest, or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this DIP Note or any DIP Collateral. The Debtor’s estate shall also pay all of the DIP Lender’s reasonable costs of collection if any DIP Obligations are not paid when due, including, without limitation, court costs, collection expenses, reasonable out-of-pocket attorneys’ fees, and other expenses which the DIP Lender may incur or pay in the prosecution or defense of its rights hereunder, whether in judicial proceedings, including bankruptcy court and appellate proceedings, or whether out of court.
(e)
Except with respect to the payment of the Carve Out, the DIP Lender’s agreement to provide the DIP Financing in accordance with the DIP Documents and the Debtor’s authorization to use Cash Collateral shall immediately and automatically terminate (except as the DIP Lender may otherwise agree in writing in its reasonable discretion), upon the earliest to occur of any of the following (each, a “Termination Date”):
(i)
September 30, 2025;
(ii)
the date of final indefeasible payment and satisfaction in full in cash of the DIP Obligations;
(iii)
the entry of an order by the Bankruptcy Court granting a motion by the Debtor to obtain additional financing from a party other than DIP Lender under section 363 or 364 of the Bankruptcy Code unless the proceeds from such financing are used to immediately repay in cash the DIP Obligations or unless such financing is subordinate to the DIP Obligations and consented to in writing by the DIP Lender (which consent may be withheld in its reasonable discretion);
(iv)
the dismissal of the Chapter 11 Case or the conversion of the Chapter 11 Case to a case under chapter 7 of the Bankruptcy Code;
(v)
any DIP Order is stayed, reversed, vacated, amended or otherwise modified in any respect without the prior written consent of the DIP Lender (which consent may be withheld in its reasonable discretion);
(vi)
the Effective Date of the Plan; or

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(vii)
upon five (5) business days’ written notice of any Event of Default unless timely cured by the Debtor.
5.
Security.
(a)
To induce the DIP Lender to make the Loans, subject to the terms of the DIP Orders, the Debtor hereby grants to the DIP Lender, as security for the full and prompt payment when due (whether at stated maturity, by acceleration or otherwise) of the DIP Obligations, a continuing first priority lien and security interest (subject and subordinate only to the Carve Out) in and to any and all right, title or interest of the Debtor in and to all of the following, whether presently existing or at any time hereafter acquired, whether owned, leased or otherwise possessed, (capitalized terms used in clauses (i) through (xix) and not otherwise defined herein shall have the meanings provided for such term in the Uniform Commercial Code in effect on the date hereof in the State of Delaware (the “UCC”)):
(i)
all Accounts;
(ii)
all Chattel Paper;
(iii)
all Deposit Accounts, including any monies or other property held therein;
(iv)
all Documents;
(v)
all Equipment;
(vi)
all General Intangibles, including all intellectual property, including any trademarks or tradenames, and any licenses;
(vii)
all Goods;
(viii)
all Instruments;
(ix)
all Inventory;
(x)
all Investment Property;
(xi)
all Letter-of-Credit Rights;
(xii)
all real property;
(xiii)
all motor vehicles;
(xiv)
all Commercial Tort Claims;
(xv)
all books and records pertaining to the Debtor, its business and any property described herein;

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(xvi)
all other personal property and other assets of the Debtor, whether tangible or intangible, wherever located, including money, letters of credit, and all rights of payment or performance under letters of credit;
(xvii)
to the extent not otherwise included, all monies and other property of any kind that is received by the Debtor in connection with any refunds with respect to taxes, assessments and other governmental charges;
(xviii)
all insurance claims;
(xix)
all proceeds of avoidance actions under chapter 5 of the Bankruptcy Code (subject to entry of the DIP Order on a final basis);
(xx)
all intercompany claims;
(xxi)
all claims and causes of action of the Debtor or its estate and any and all proceeds therefrom; and
(xxii)
to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits, and products of, each of the foregoing, and any proceeds of insurance, indemnity, warranty or guaranty payable to the Debtor’s estate from time to time with respect to any of the foregoing.
(b)
The granting clause herein is intended to supplement (not supersede) that which is provided for in the DIP Orders and the Loans and any other indebtedness or obligations, contingent or absolute (including, without limitation, the principal thereof, interest thereon, and costs and expenses owing in connection therewith) which may now or from time to time hereafter be owing by the Debtor to the DIP Lender under the DIP Note shall be secured as set forth herein, in the DIP Orders.
(c)
The DIP Orders provide for the perfection, maintenance, protection, and enforcement of the DIP Lender’s security interest in the DIP Collateral. Upon the request of the DIP Lender, the Debtor shall deliver to the DIP Lender those DIP Documents necessary or desirable to perfect the DIP Lender’s lien, including in letters of credit on which the Debtor is named as beneficiary and all acceptances issued in connection therewith. The Debtor shall take such other reasonable steps as are deemed necessary or desirable to maintain the DIP Lender’s security interest in the DIP Collateral.
(d)
The Debtor hereby authorizes the DIP Lender to execute and file financing statements or continuation statements, and amendments thereto, on the Debtor’s behalf covering the DIP Collateral. The DIP Lender may file one or more financing statements disclosing the DIP Lender’s security interest under this DIP Note without the signature of the Debtor appearing thereon. The DIP Lender shall pay the costs of, or incidental to, any recording or filing of any financing statements concerning the DIP Collateral. The Debtor agrees that a carbon,

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photographic, photostatic, or other reproduction of this DIP Note or of a financing statement is sufficient as a financing statement.
(e)
Except as otherwise provided for in this DIP Note or in any DIP Order, until all DIP Obligations have been fully satisfied in cash and the DIP Lender shall have no further obligation to make any Loans hereunder, the DIP Lender’s security interest in the DIP Collateral, and all proceeds and products thereof, shall continue in full force and effect.
(f)
Notwithstanding the preceding paragraphs, or any failure on the part of the Debtor to take any of the actions set forth therein, the liens and security interests granted herein shall be deemed valid, enforceable and perfected by entry of the Final DIP Order. No financing statement, notice of lien, mortgage, deed of trust or similar instrument in any jurisdiction or filing office need be filed or any other action taken in order to validate and perfect the liens and security interests granted by or pursuant to this DIP Note and the DIP Orders.
(g)
Subject to the Carve Out and the Permitted Liens, the priority of the DIP Lender’s liens on the DIP Collateral shall be senior to all liens existing as of the Petition Date and for so long as any DIP Obligations shall be outstanding, the Debtor hereby irrevocably waives any right, pursuant to sections 364(c) or 364(d) of the Bankruptcy Code or otherwise, to grant any lien of equal or greater priority than the liens securing the DIP Obligations, or to approve a claim of equal or greater priority than the DIP Obligations, unless otherwise permitted or provided for in the DIP Orders or effective upon the granting of any such lien or priority, the DIP Obligations shall be irrevocably paid in full in cash and the obligation to make Loans hereunder terminated.
(h)
Upon entry of, subject to and in accordance with the DIP Orders, the DIP Obligations of the Debtor hereunder and under the other DIP Documents and the DIP Orders, shall at all times constitute allowed superpriority claims pursuant to section 364(c)(1) of the Bankruptcy Code.
(i)
It is expressly agreed by the Debtor that, anything herein to the contrary notwithstanding, the Debtor shall remain liable under its postpetition contractual obligations to observe and perform all the conditions and obligations to be observed and performed by it thereunder, and the DIP Lender shall not have any obligation or liability under any contractual obligations by reason of or arising out of this DIP Note unless otherwise agreed to in writing by the DIP Lender, and the DIP Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of the Debtor’s estate under or pursuant to any contractual obligations, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any contractual obligations, or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
(j)
Unless otherwise ordered by the Bankruptcy Court, the Debtor hereby appoints the DIP Lender, or any other person who the DIP Lender may designate, as the Debtor’s attorney-infact (such appointment being coupled with an interest and being irrevocable until DIP Lender’s

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liens and claims shall have been satisfied), at any time after (a) the occurrence of an Event of Default specified above, (b) the expiration of the Default Notice Period, or (c) termination of the automatic stay (x) to do any act which Debtor is obligated to do hereunder, or (y) to exercise any of the rights and remedies available under the UCC or other applicable law to a secured party with a lien having the same priority as the DIP Lender’s lien on the DIP Collateral (and all acts of such attorney in fact or designee taken pursuant to this section are hereby ratified and approved by the Debtor and said attorney or designee shall not be liable for any acts or omissions nor for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct); provided, however, that the DIP Lender shall provide prior or contemporaneous telephonic and electronic notice to the Debtor and any creditor entitled to notice with respect to any affected DIP Collateral of the exercise of any or all of its above-stated rights and powers.
6.
Treatment of the Plan Sponsor and DIP Lender.

Notwithstanding anything to the contrary contained herein, the form and substance of any and all legal and economic rights and treatment of the Plan Sponsor and the DIP Lender in the Plan, the DIP Orders, the DIP Note and any other orders entered by the Bankruptcy Court, or any other operative document, shall be subject to the consent of the Plan Sponsor and the DIP Lender, in their respective reasonable discretion; provided that the terms of the Budget shall be mutually agreed upon by the Debtor and the DIP Lender in an amount not to exceed $1,200,000, as may be modified from time to time by the Debtor with the consent of the DIP Lender in its sole discretion, but without need for further Bankruptcy Court approval. The order confirming the Plan shall be in a form and substance reasonably acceptable to 5Y in its reasonable discretion.

7.
Miscellaneous.
(a)
Subject to Section 4(b) above and the terms of the DIP Orders, the Debtor hereby waives presentment, demand (except as expressly required herein), notice, protest, and all other demands or notices in connection with the delivery, acceptance, performance, default, or enforcement of the DIP Note. No course of action or delay or omission of DIP Lender in exercising any right or remedy hereunder or under any other agreement or undertaking securing or related to this DIP Note shall constitute or be deemed to be a waiver of any such right or remedy, and a waiver on the one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion. The rights and remedies of DIP Lender as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of DIP Lender, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.
(b)
Subject to and limited by the DIP Orders, the Debtor agrees to pay or reimburse the DIP Lender for all of its reasonable costs and expenses incurred in connection with the collection, enforcement or preservation of any rights under this DIP Note, including, without limitation, the fees and disbursements of counsel for the DIP Lender, including reasonable attorneys’ fees out of court, in trial, on appeal, in bankruptcy proceedings, or otherwise.
(c)
This DIP Note shall be binding upon and inure to the benefit of the Debtor and the DIP Lender and their respective administrators, personal representatives, legal representatives,

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heirs, successors and assigns, except that the Debtor shall not assign or transfer any of its rights and/or obligations hereunder, and any such assignment or transfer purported to be made by Debtor shall be null and void. The DIP Lender may at any time transfer or assign (or grant a participation in) any or all of its rights and/or obligations hereunder without the consent of the Debtor, but on notice to the Debtor.
(d)
If any provision of this DIP Note is invalid, illegal, or unenforceable, the balance of this DIP Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.
(e)
This DIP Note shall be governed by and construed in all respects under the laws of the State of New York (except as governed by the Bankruptcy Code), without reference to its conflict of laws rules or principles. Each of the parties submits to the exclusive jurisdiction of the Bankruptcy Court or (if the Bankruptcy Court lacks or declines jurisdiction) any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to the DIP Note, and each party agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to the DIP Note in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Each party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 7(h) below. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.
(f)
THE DIP LENDER AND THE DEBTOR HEREBY KNOWINGLY VOLUNTARILY, INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREIN, OR ARISING OUT OF UNDER OR IN CONNECTION WITH THIS DIP NOTE.
(g)
The Debtor, at its own expense, which shall be provided for in the Budget, shall take any lawful actions and execute, deliver, file and register any documents that the DIP Lender may, in its discretion, deem reasonably necessary or appropriate in order to further the purposes of this DIP Note.
(h)
All notices hereunder shall be deemed given if in writing and delivered, if sent by email, courier, or by registered or certified mail (return receipt requested) to the following addresses and email addresses (or at such other addresses or facsimile numbers as shall be specified by like notice):
(i)
If to the Debtor:

Marin Software Incorporated

149 New Montgomery, 4th Floor

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San Francisco, CA 94105

Attention: Robert Bertz

Email: bbertz@marinsoftware.com and

Pachulski Stang Ziehl & Jones LLP

One Sansome Street, Suite 3430

San Francisco, CA 94104

Attention: Jason Rosell

Email: jrosell@pszjlaw.com

Phone: 415-263-7000

(ii) If to the DIP Lender:

YYYYY, LLC

2028 E Ben White Blvd, Ste 240-2650

Austin, TX 78741 Attention: Neeraj Gupta and

Cozen O’Connor P.C.

3 WTC, 175 Greenwich Street, 56th Floor

New York, NY 10007

Attention: Trevor R. Hoffmann

Email: thoffmann@cozen.com Phone: 212-453-3735

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

[Signature page is next page]

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IN WITNESS WHEREOF, each of the Debtor and DIP Lender has executed this DIP

Note as of the date first written above.

BORROWER

MARIN SOFTWARE INCORPORATED

By:

Name:

Title:

DIP LENDER

YYYYY, LLC

By:

Name:

Title:

EXHIBIT A TO DIP NOTE

BUDGET

Marin Software

6/30/2025

(in thousands)

Week Number	1	2	3	4	5	6	7	8	9	10	11	12	13
Week Beginning	6/30/2025	7/7/2025	7/14/2025	7/21/2025	7/28/2025	8/4/2025	8/11/2025	8/18/2025	8/25/2025	9/1/2025	9/8/2025	9/15/2025	9/22/2025	Total

Receipts
Collections	63	47	37	28	21	20	16	12	9	11	10	7	5	287
Total Receipts	63	47	37	28	21	20	16	12	9	11	10	7	5	287
Disbursements
Salaries & Benefits	-	95	-	-	77	-	77	-	77	-	77	-	186	589
Sales Tax	3	-	-	-	1	-	-	-	1	-	-	-	-	4
Other Opex	10	10	10	10	10	50	10	10	10	50	10	10	10	210
Professional Fees Fenwick - Corporate Counsel	-	20	-	20	-	20	-	20	-	10	-	10	-	100
Cozen - Lender Counsel	-	-	-	-	-	-	-	-	-	-	-	-	250	250
Pachulski - Bankruptcy Counsel	-	50	50	50	50	50	50	50	50	50	50	50	50	600
Armanino - Financial Advisor	-	10	10	10	10	10	10	10	10	10	10	10	10	120
Donlin Recano - Claims Agent	-	8	8	8	8	8	8	8	8	8	8	8	8	90
US Trustee Fees	-	-	-	-	-	-	-	-	-	-	-	-	16	16
Total Disbursements	13	192	78	98	155	138	155	98	155	128	155	88	530	1,979
Operating Cash Flow	50	(145)	(40)	(70)	(134)	(118)	(138)	(85)	(146)	(117)	(145)	(80)	(524)	(1,692)
Beginning Cash	83	634	489	448	519	385	407	269	323	178	221	76	116	83
Cash Flow	50	(145)	(40)	(70)	(134)	(118)	(138)	(85)	(146)	(117)	(145)	(80)	(524)	(1,692)
DIP Loan	500	-	-	140	-	140	-	140	-	160	-	120	-	1,200
Sale / Plan Proceeds	-	-	-	-	-	-	-	-	-	-	-	-	5,500	5,500
Ending Cash	634	489	448	519	385	407	269	323	178	221	76	116	5,091	5,091

EXHIBIT B TO DIP NOTE

CHAPTER 11 MILESTONES

The obligations of the DIP Lender to advance the DIP Loans shall be subject to the Debtor satisfying, or causing the satisfaction of, the milestones listed below (collectively, the “Chapter 11 Milestones”) by the specified deadline (after taking into account any applicable cure period, the “Specified Deadlines”). The non-satisfaction of any Chapter 11 Milestone by the applicable Specified Deadline (and the non-waiver of such non-satisfaction by the DIP Lender and Borrower in their sole and absolute discretion) shall be an Event of Default under the DIP Loan Documentation.

	Chapter 11 Milestone	Specified Deadline
1	Commencement of the Chapter 11 Case	No later than July 1, 2025
2

The Debtor shall file:

•
A motion seeking the Bankruptcy Court’s approval of the DIP Financing
•
An application to retain a claims agent
•
A motion to continue cash management
•
A motion for approval of notification and hearing procedures for certain transfers of and declarations of worthlessness with respect to common stock

No later than July 1, 2025 (First Day Hearing takes place no later than July July 8, 2025)
3

The Debtor shall file:

•
A motion for approval of bar dates
•
The Disclosure Statement, Plan, solicitation procedures motion, together with a motion for approval of same
•
A motion for approval of the Debtor’s entry into the restructuring support agreement, which may be part of the solicitation procedures motion
No later than July 10, 2025
4	The Bankruptcy Court shall enter an order approving the DIP Financing and cash management system on an interim basis	No later than July 10, 2025
5	The Debtor shall file schedules and, to the extent required, statements of financial affairs	No later than July 10, 2025

6

The Bankruptcy Court shall enter orders:

•
Approving the DIP Financing on a final basis
•
Approving notification and hearing procedures for certain transfers of and declarations of worthlessness with respect to common stock, and granting related relief on a final basis
•
Approving the bar date motion
•
Approving the Disclosure Statement on a conditional basis
•
Scheduling a combined hearing on the Plan and Disclosure Statement and setting an objection deadline with respect thereto
•
Approving the Debtor’s entry into the restructuring support agreement, which may be part of the solicitation procedures order

No later than July 25, 2025 (Second-Day Hearing)
7	The general bar date	No later than August 22, 2025
8	The Bankruptcy Court shall enter an order approving the Disclosure Statement and the Plan	No later than September 5, 2025 (Confirmation Hearing)
9	The Effective Date of the Plan	No later than September 30, 2025

EXHIBIT 2

Term Sheet

Exhibit 2

TERM SHEET

I.
Plan of Reorganization

Debtor	Marin Software Incorporated (the “Debtor”)
Plan Sponsor	Kaxxa Holdings, Inc. or an affiliate (“Kaxxa” or “Plan Sponsor”)
Venue	United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”)
Proposed Transaction

The proposed transaction (the “Proposed Transaction”) will be structured as a pre-negotiated plan of reorganization (the “Plan”) under chapter 11 of Title 11 of the United States Code Bankruptcy Code, pursuant to which Plan Sponsor will be plan sponsor of the Plan (the “Plan Sponsor”).

The Plan Sponsor will acquire 100% of the New Equity, together with all or substantially all of the Debtor’s assets, free and clear of any options, liens, or other claims, excluding any assets of the Debtor which the Plan Sponsor determines to exclude in its sole discretion.

It is an express condition of the Proposed Transaction that the Debtor will not transfer, sell or otherwise permit the sale or transfer or lapsing of any of its material assets, including its software assets, except in accordance with the Proposed Transaction.

Excluded Assets

The Debtor’s (i) cash (including the Plan Consideration as defined below), (ii) accounts receivable (and the proceeds thereof) accrued prior to the date on which the Debtor files its chapter 11 bankruptcy petition (the “Petition Date”) and (iii) any other assets designated by the Plan Sponsor as an excluded asset (collectively, the “Excluded Assets”) prior to the effective date of the Plan (the “Effective Date”) shall be excluded assets under the Plan and shall not vest in the reorganized Debtor.

For the avoidance of doubt, the Debtor shall be entitled to retain remaining cash in its accounts upon the Effective Date. In the event any accounts receivable (and the proceeds thereof) straddle the prepetition and postpetition periods, the Debtor and Plan Sponsor shall work in good faith to pro rate such accounts receivable between the prepetition and postpetition periods.

Excluded Liabilities	The Plan Sponsor will not acquire any employee obligations, executory contracts, or other corporate obligations or liabilities other than those that it explicitly assumes pursuant to the Plan.

Plan Consideration

Subject to and upon the effective date of the Plan (the “Effective Date”), the Plan Sponsor will contribute $5,500,000 (the “Plan Consideration”) in cash to the Debtor to fund the Plan.

The Plan Consideration will be utilized by the Debtor for purposes of making required distributions under the Plan.

New Equity

On the Effective Date, 1,000 shares of new equity interests in the reorganized Debtor (the “New Equity”), constituting the entirety of the reorganized Debtor’s equity interests, shall be issued to the Plan Sponsor, subject to the Subscription Option. The New Equity shall be free and clear of all liens, claims, rights, interests, security interests, and encumbrances of any kind (except those, if any, that are expressly approved in writing by Plan Sponsor in its sole and absolute discretion) as provided in the Plan.

“Subscription Option” means the right of the DIP Lender (as defined below) to, at its option, convert a portion of the outstanding Allowed DIP Lender Claim (as defined below) into shares of the New Equity at a rate of 10% of the Allowed DIP Lender Claim for 60 shares of New Equity, up to a maximum of 100% of the Allowed DIP Lender Claim for 600 shares out of the total 1000 shares of New Equity. The Plan Sponsor reserves the right to modify the Subscription Option, provided that (a) no such modification shall adversely impact the Plan treatment of other creditors or equity holders of the Debtor and (b) such modification is approved by the DIP Lender.

Treatment of Claims and Interests

The Plan Sponsor will work with the Debtor in good faith to negotiate and document the Plan, the Plan confirmation order and all ancillary documents, and will defer to the Debtor as to the amount and form of distributions to creditors and/or equity holders in accordance with Bankruptcy Code’s priority scheme; provided that YYYYY, LLC, as prepetition lender to the Debtor and an affiliate of Plan Sponsor, will waive its right to a distribution on account of its first priority secured prepetition lender claim in the amount of approximately $300,000 pursuant to that certain Secured Promissory Note, dated June 6, 2025 (the “Secured Note”), for the benefit of unsecured creditors and equity holders.

On the Effective Date, all equity interests of the Debtor shall be retired, cancelled, extinguished and discharged, and holders of equity interests shall receive their pro rata share of the Plan Consideration after payment of all allowed creditor claims against the Debtor in full.

Access to Books and Records, Customers

During the Restructuring Support Period, the Debtor will provide the Plan Sponsor with access to its books, records, products, systems, and management, excluding privileged materials, including without limitation:

a.
Review of material contracts (customer, partner, vendor, employee, etc.) related to the Debtor’s software assets;
b.
Review of product solutions/intellectual property, including –
(i)
schedule all intellectual property related to the software assets, whether registered or otherwise;
(ii)
read-only access to certain of the Debtor’s systems, as identified by Plan Sponsor;
(iii)
copies of the Debtor’s source code repositories to audit and analyze source code as requested, and if required, a development resource to assist in analyzing such code using automated tools; and
(iv)
review of any intellectual property disputes involving the Debtor, whether past, present or anticipated, and whether or not formally litigated.

Executory Contracts and Unexpired Leases

The Plan Sponsor reserves the right to designate executory contracts and unexpired leases to be assumed or rejected by the Debtor consistent with Bankruptcy Code section 365. The Plan Sponsor shall pay all cure costs (and any other related expenses) in connection with the assumption and/or assignment of executory contracts.

Avoidance Actions, Commercial Tort Claims

Any right, claim, or cause of action, including all causes of action arising under chapter 5 of the Bankruptcy Code, that the Debtor or its estate may have against any person shall vest in the reorganized Debtor.

Conditions Precedent to Confirmation

It shall be a condition precedent to confirmation of the Plan that the following conditions shall have been satisfied or waived:

a.
The Restructuring Support Agreement shall not have been terminated;
b.
No Termination Event or continuing Event of Default (each as defined in the DIP Order) shall have occurred;
c.
The Plan confirmation order (the “Confirmation Order”) shall be in a form and substance acceptable to the Debtor, the Plan Sponsor and the DIP Lender;
d.
The Plan shall provide that 100% of the common stock of the reorganized Debtor shall be issued to the Plan Sponsor, and subject to its exercise of the Subscription Option, the DIP Lender, free and clear of all liens, claims, rights, interests, security interests and encumbrances of any kind (other than those expressly identified in writing as acceptable to Plan Sponsor in its sole and absolute discretion);
e.
The final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed with the Bankruptcy Court and the same shall be in form and substance reasonably acceptable to the Debtor and the Plan Sponsor; and
f.
No termination event, breach or failure to company with the terms of the Definitive Documents, the Confirmation Order or any other material final order of the Bankruptcy Court shall have occurred and be continuing.

“Definitive Documents” means the Plan, including any supplement thereto

(i.e., the Plan Supplement), Restructuring Support Agreement, DIP Order (and DIP promissory note), Confirmation Order, each of which will include customary provisions for a transaction of this nature.

Conditions Precedent to the Effective Date

It shall be a condition precedent to the occurrence of the Effective Date the Plan that the following conditions shall have been satisfied or waived:

a.
all conditions to confirmation of the Plan shall have been either (and shall continue to be) satisfied or waived by the Debtor and Plan

Sponsor;

b.
all documents required under the Plan shall have been delivered;

c.
the order approving confirmation of the Plan (the “Confirmation Order”), in form and substance reasonably acceptable to the Debtor and the Plan Sponsor, shall have been entered and shall have become a final order;
d.
the Plan Consideration, together with the Excluded Assets, shall be sufficient to fund all Plan obligations;
e.
the Debtor shall not have taken any action, or as to insiders, permitted any action, that would result in an “ownership change” as such term is used in section 382 of title 26 of the United States

Code (except for the Plan);

f.
the Plan Sponsor shall have wired the Plan Consideration to the

Debtor or its designee;

g.
all actions, documents, certificates, and agreements necessary to implement the Plan, including documents contained in the Plan Supplement, shall have been effected or executed and delivered, as the case may be, to the required parties and, to the extent required, filed with the applicable governmental units in accordance with applicable laws;
h.
the reorganized Debtor common stock and any and all agreements and documents relating thereto shall have been executed, issued and delivered by the reorganized Debtor to the Plan Sponsor; and
i.
each of the Chapter 11 Milestones (as defined in the DIP Order) shall have been satisfied, or satisfaction of such Chapter 11 Milestones shall have been waived by the Plan Sponsor.

Mutual Releases

The Plan will provide the following:

“Released Party” means, collectively, and in each case, solely in their capacity as such, (a) the Debtor; (b) the reorganized Debtor; (c) Kaxxa Holdings, Inc.; (c) YYYYY, LLC; and (d) with respect to each of the foregoing identified in subsections (a) through (c), all Related Parties.

“Related Party” means, collectively, with respect to any Released Party, and in each case, solely in their capacities as such, each and all of their respective direct and indirect current and former shareholders, affiliates, subsidiaries, partners (including general partners and limited partners), investors, managing members, members, officers, directors, principals, employees, managers, controlling persons, agents, attorneys, investment bankers, other professionals, advisors, and representatives, each in their capacity as such.

Effective as of the Effective Date, for good and valuable consideration provided by each of the Released Parties, the adequacy of which is hereby acknowledged and confirmed, the Debtor, Kaxxa Holdings, Inc., and YYYYY, LLC will be deemed to have conclusively, absolutely, unconditionally, irrevocably, and forever provided a full waiver and release to each of the other the Released Parties from any and all released claims that such party would have been legally entitled to assert in its own right or on behalf of another party against the Released Parties as of the Effective Date; provided, however, that the foregoing provisions of this release shall not operate to waive or release (i) the rights of the Debtor to enforce the

Plan and the contracts, instruments, releases and other agreements or documents delivered under or in connection with the Plan or assumed pursuant to the Plan or assumed pursuant to final order of the Bankruptcy Court; (ii) any claims or defenses that may be asserted against the Debtor; and/or (iii) any claims for fraud, intentional misconduct, or gross negligence.

The Confirmation Order shall permanently enjoin the commencement or prosecution by any person or entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, or liabilities released under this section.

No Successor Liability

The Plan Sponsor shall have no successor liability. The issuance of the equity of the reorganized equity to Plan Sponsor shall not result in the reorganized Debtor having any liability or responsibility for any claim against or equity interest in the Debtor, the Debtor’s estate, or insider of the Debtor, except as expressly set forth in the Plan.

Governing Law	The Proposed Transaction shall be governed by the laws of the State of Delaware, without reference to its conflict of laws principles.

Plan Sponsor Protections

To compensate Kaxxa (i) for agreeing to be the Plan Sponsor and (ii) for performing the substantial due diligence and incurring the expenses necessary, with the knowledge and risk that the Debtor may seek to invoke a “fiduciary out” during the Chapter 11 Case, the Debtor shall pay Kaxxa a break-up fee in the amount of $175,000 (the “Break-Up Fee”), plus reimbursement of its reasonable legal expenses in connection with the Proposed Transaction (up to $250,000) (collectively, the “Plan Sponsor Protections”), as follows:

a.
In the event that the Bankruptcy Court (or other court of competent jurisdiction) approves an Alternative Transaction (as defined in the Restructuring Support Agreement), then Kaxxa shall be entitled to payment of the Break-Up Fee in cash promptly from the first available funds of the Debtor (including any deposit of the successful bidder being held in connection with such Alternative Transaction), and in any event no later than seven (7) days following, closing of the Alternative Transaction.
b.
The Break-Up Fee shall be deemed to be an allowed administrative expense pursuant to Bankruptcy Code sections 503(b) and 507(a)(2) or otherwise.
c.
For the avoidance of doubt, in addition to the payment of the Plan Sponsor Protections, all unpaid amounts outstanding under the DIP Loan shall immediately be repaid from the first proceeds of any Alternative Transaction.

II.
Post-Petition Financing

DIP Lender	YYYYY, LLC (the “DIP Lender”)
DIP Financing Terms

DIP Lender will provide up to $1,200,000 of super priority secured debtor-in-possession financing (the “DIP Loan”), subject to the Approved Budget

(as defined in the attached proposed DIP Order), including up to $500,000 on an interim basis, to fund the Debtor’s ordinary course working capital needs and all chapter 11 administrative expenses of the Chapter 11 Case, including all estate professionals, and all reasonable professional fees of Plan Sponsor and DIP Lender (not to exceed $250,000), through the Effective Date, upon substantially the terms and conditions set forth in the proposed DIP Order, attached as Exhibit 1 to the Restructuring Support Agreement.

Repayment of Allowed DIP Lender Claim

Subject to occurrence of the Effective Date of the Plan, the Allowed DIP Lender Claim shall be repaid in cash, or alternatively be satisfied via an exchange for equity of the reorganized Debtor or such other offset or noncash consideration as the DIP Lender elects to receive in consultation with the Plan Sponsor. For purposes herein, the “Allowed DIP Lender Claim” means any and all obligations due and owing to the DIP Lender by the Debtor in connection with the DIP Loan.

For the avoidance of doubt, the election, partial election, or non-election of the Subscription Option pursuant to the Plan will not impact the recovery to the Debtor’s estate. The Plan Consideration payable to creditors (other than the DIP Lender) and equity holders on the Effective Date (after giving effect to the retirement of the DIP Lender Claim (either by exercise of the Subscription Option or payment or deemed repayment of the portion of the DIP Lender Claim for which the Subscription Claim is not exercised)), will be $5.5 million.